INDENTURE

Dated as of April [•], 2017

Among

BANRO CORPORATION

and

THE GUARANTORS AND OBLIGORS NAMED ON THE SIGNATURE PAGES HERETO

and

TSX TRUST COMPANY

as Canadian Trustee and Collateral Agent

and

THE BANK OF NEW YORK MELLON

as U.S. Trustee

10% SECURED NOTES DUE 2021

CROSS-REFERENCE TABLE

TIA Sections	Indenture Sections
310(a)(1)	7.13
(a)(2)	7.13
(a)(3)	7.13
(a)(4)	N/A
(a)(5)	7.13
(b)	7.13
311(a)	7.03
(b)	7.03
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.07
(b)(1)	N/A
(b)(2)	7.07
(c)	7.07, 13.02
(d)	7.07
314(a)	4.03, 4.04
(b)	10.02, 13.01
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N/A
(d)	10.02, 10.03, 13.01
(e)	13.05
(f)	N/A
315(a)	7.01
(b)	7.05, 13.02
(c)	7.01
(d)	7.01
(e)	6.14
316(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N/A
(a)(last	2.09
sentence)

TIA Sections	Indenture Sections
(b)	9.02
(c)	1.05
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318(a)	13.01
(b)	N/A
(c)	13.01

N.A. means not applicable

Note: This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

- i -

4.16	Offer to Repurchase Upon Change of Control.	60
4.17	Additional Note Guarantees	61
4.18	Limitation on Sale/Leaseback Transactions.	62
4.19	Further Assurances; After Acquired Property.	62
4.20	Information Regarding Collateral.	62
4.21	Business Activities	63
4.22	Limitation on Joint Venture Agreements	63
4.23	Assignment and Assumption.	63

ARTICLE 5 SUCCESSORS		63
5.01	Merger, Amalgamation, Arrangement, Consolidation or Sale of All or Substantially All Assets	63
5.02	Successor Entity Substituted	63

ARTICLE 6 DEFAULTS AND REMEDIES		64
6.01	Events of Default.	64
6.02	Acceleration.	66
6.03	Other Remedies.	66
6.04	Waiver of Past Defaults.	66
6.05	Control by Majority.	66
6.06	Limitation on Suits.	67
6.07	Rights of Holders to Receive Payment.	67
6.08	Collection Suit by Trustees.	67
6.09	Restoration of Rights and Remedies.	67
6.10	Rights and Remedies Cumulative.	67
6.11	Delay or Omission Not Waiver.	68
6.12	Trustees May File Proofs of Claim.	68
6.13	Priorities	68
6.14	Undertaking for Costs.	68

ARTICLE 7 TRUSTEES		69
7.01	Duties of Trustees.	69
7.02	Rights of Trustees.	70
7.03	Individual Rights of Trustees.	71
7.04	Trustees’ Disclaimer.	71
7.05	Notice of Defaults.	71
7.06	Reports by the Company to Holders.	72
7.07	Reports by the U.S. Trustee to Holders.	72
7.08	Compensation and Indemnity.	72
7.09	Compliance with Anti-Money Laundering Legislation	73
7.10	Replacement of Trustees.	73
7.11	Successor Trustee by Merger	74
7.12	Collateral Documents	74
7.13	Eligibility; Disqualification	74

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE		75
8.01	Option to Effect Legal Defeasance or Covenant Defeasance.	75
8.02	Legal Defeasance and Discharge.	75
8.03	Covenant Defeasance.	75
8.04	Conditions to Legal or Covenant Defeasance.	76
8.05	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions	77
8.06	Repayment to the Company.	77
8.07	Reinstatement	78

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER		78
9.01	Without Consent of Holders	78
9.02	With Consent of Holders.	79

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9.03	Applicable Legislation.	81
9.04	Revocation and Effect of Consents.	81
9.05	Notation on or Exchange of Notes.	81
9.06	Trustees to Sign Amendments, etc.	81
9.07	Payment for Consent.	81
9.08	Conformity With Trust Indenture Act.	82

ARTICLE 10 COLLATERAL		82
10.01	Grant of Security Interests; Collateral Trust Agreement	82
10.02	Filing, Recording and Opinions.	83
10.03	Release of Collateral.	84
10.04	Form and Sufficiency of Release.	84
10.05	Authorization of Actions to be Taken by the Collateral Agent Under the Collateral Documents	84
10.06	Authorization of Receipt of Funds by the Trustees Under the Collateral Documents.	85
10.07	Replacement of Collateral Agent.	85
10.08	Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt.	85
10.09	Ranking of Note Liens.	86
10.10	Relative Rights	86
10.11	Further Assurances.	87

ARTICLE 11 GUARANTEES		87
11.01	Limitation on Guarantor Liability.	87
11.02	Execution and Delivery.	87
11.03	Subrogation.	88
11.04	Benefits Acknowledged.	88
11.05	Release of Note Guarantees.	88

ARTICLE 12 SATISFACTION AND DISCHARGE		88
12.01	Satisfaction and Discharge	88
12.02	Application of Trust Money	89

ARTICLE 13 MISCELLANEOUS		89
13.01	Trust Indenture Act Controls.	89
13.02	Notices.	90
13.03	Communication by Holders with Other Holders.	91
13.04	Certificate and Opinion as to Conditions Precedent.	91
13.05	Statements Required in Certificate or Opinion.	92
13.06	Rules by Trustees and Agents.	92
13.07	No Personal Liability of Directors, Officers, Employees, Members, Partners and Shareholders.	92
13.08	Governing Law.	92
13.09	Waiver of Jury Trial	92
13.10	No Adverse Interpretation of Other Agreements.	93
13.11	Successors	93
13.12	Severability.	93
13.13	Counterpart Originals	93
13.14	Table of Contents, Headings, etc.	93
13.15	Collateral Trust Agreement Governs.	93
13.16	Payments Due on Non-Business Days.	93
13.17	Waiver of Immunity.	93

Appendix A	Provisions Relating to Notes

Exhibit A	Form of Note
Exhibit B	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

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INDENTURE, dated as of [•], 2017, among Banro Corporation, a corporation governed by the Canada Business Corporations Act (“Banro” and the Company”), the Guarantors (as defined herein) listed on the signature pages hereto, TSX Trust Company, a trust company governed by the Trust and Loan Companies Act (Canada), as Canadian Trustee (the “Canadian Trustee”) and collateral agent (the “Collateral Agent”), and The Bank of New York Mellon, a New York banking corporation organized and existing under the laws of the State of New York, as U.S. Trustee (the “U.S. Trustee”, and together with the Canadian Trustee, the “Trustees”).

W I T N E S S E T H

WHEREAS, Banro issued its 10% Secured Notes due 2017 (the “Existing Notes”) under an indenture dated as of March 2, 2012, as amended by the first amending agreement dated April 6, 2015 and the second amending agreement dated February 16, 2016;

WHEREAS, the Company has duly authorized the creation of and issue of $197,500,000 aggregate principal amount of 10% Secured Notes due 2021 (the “Notes”) to be issued pursuant to the plan of arrangement under Section 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44 proposed to be completed by the Company (the “Plan”) and in exchange for, inter alia, the Existing Notes;

WHEREAS, the Company and each of the Guarantors have duly authorized the execution and delivery of this Indenture; and

WHEREAS, this Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

NOW, THEREFORE, the Company, the Guarantors and the Trustees agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders.

ARTICLE 1DEFINITIONS AND INCORPORATION BY REFERENCE

1.01	Definitions.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that exclusively for purposes of Section 4.10 and Section 4.11, beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control; provided however, neither Gramercy Funds Management LLC, nor any funds or accounts managed by Gramercy Funds Management LLC, nor Resource FinanceWorks Limited, nor BlackRock World Mining Trust PLC, nor any of their respective Affiliates shall be construed as an “Affiliate” of the Company or any other Obligor for purposes of this Indenture.

“Agent” means any Registrar or Paying Agent, as the case may be.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any other Obligor, including any disposition by means of a merger, amalgamation, consolidation, arrangement or similar transaction.

Notwithstanding the preceding paragraph, the following items shall not be deemed to be Asset Dispositions:

(1)	a disposition of assets by an Obligor to another Obligor;

(2)	a disposition of cash or Cash Equivalents in the ordinary course of business, including in connection with any settlement or collection of accounts receivable;

(3)	a disposition of inventory, equipment, products, accounts receivable or other assets in the ordinary course of business;

(4)

a disposition of obsolete, damaged or worn out property or equipment or property or equipment that are no longer used or useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5)

the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;

(6)	an issuance of Capital Stock by an Obligor to another Obligor;

(7)	any Permitted Investment or Restricted Payment in compliance with Section 4.07;

(8)	dispositions of assets in a single transaction or a series of related transactions with an aggregate Fair Market Value of less than $2.0 million;

(9)	the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(10)	the issuance by an Obligor (other than Banro) of Preferred Stock that is permitted by Section 4.09;

(11)

the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(12)	foreclosure on assets;

(13)	any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(14)	the unwinding of any Hedging Obligations;

(15)	the surrender of contract rights or the settlement or surrender of contract, tort or other claims;

(16)	the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business; and

(17)	the Forward Sale/Streaming Facilities.

“Asset Seizure Redemption Price” means a redemption price equal to (a) 100% of the principal amount of the Notes, plus (b) the applicable premium pursuant to Section 3.08 hereof, plus (c), accrued and unpaid interest, if any, to the Asset Seizure Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date falling on or prior to such redemption).

“Assignment and Assumption” means the assignment and assumption of the Indenture Obligations pursuant to the Assignment and Assumption Agreement.

“Assignment and Assumption Agreement” means the agreement among Banro, the Guarantors (including, for greater certainty, the Barbados Entities), the Trustees and Banro Group providing for the assumption of the Indenture Obligations by Banro Group and the concurrent release of Banro from the Indenture Obligations, all as more particularly set out in the Assignment and Assumption Agreement.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Banro” means Banro Corporation, a corporation governed by the Canada Business Corporations Act.

“Banro Group” means Banro Group (Barbados) Limited, a company incorporated under the laws of the Barbados.

“Bankruptcy Law” means Title 11, U.S. Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), in each case, as amended, or any similar federal, Canadian, provincial, state or foreign law for the relief of debtors.

“Barbados Entities” means Banro Group, Banro Congo (Barbados) Limited, Namoya (Barbados) Limited, Lugushwa (Barbados) Limited, Twangiza (Barbados) Limited, and Kamituga (Barbados) Limited.

“Barbados Guarantee” means the Guarantee issued by the Barbados Entities (other than Banro Group) on the Issue Date in favour of the Collateral Agent and the Trustees with respect to the Obligations of Banro Group under this Indenture.

“Barbados Security Agreements” means the debentures issued by each of the Barbados Entities in favour of Equity Financial Trust Company dated April 23, 2013, as amended by a deed of assignment dated as of the Issue Date.

“Barbados Share Charges” means (i) the share charge between Banro and Equity Financial Trust Company with respect to the shares of Banro Group dated April 23, 2013; (ii) the share charge between Banro Group and Equity Financial Trust Company with respect to the shares of the Barbados Entities (other than Banro Group) dated April 23, 2013; and (iii) each of (i) and (ii), as amended by a deed of assignment dated as of the Issue Date.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, and “beneficial owner” has a corresponding meaning.

“Board of Directors” means:

(1)

with respect to a corporation, the board of directors of the corporation or (other than for purposes of determining Change of Control) the executive committee of the board of directors of the corporation;

(2)	with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in Toronto, Canada or New York, New York are authorized or required by law to close.

“Canadian Securities Legislation” means all applicable securities laws in each of the provinces and territories of Canada, including, without limitation, the Province of Ontario, and the respective regulations and rules under such laws together with applicable published rules, policy statements, blanket orders, instruments, rulings and notices of the regulatory authorities in such provinces or territories.

“Canadian Trustee” means TSX Trust Company, as Canadian trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Capitalized Lease Obligations” means an obligation that would have been required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with IFRS, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)	Canadian dollars, U.S. dollars or, in the case of any foreign Subsidiary, such other local currencies held by it from time to time in the ordinary course of business;

(2)

securities issued or directly and fully Guaranteed or insured by the Canadian or U.S. government or any agency or instrumentality of Canada or the United States (provided that the full faith and credit of the government of Canada or the United States is pledged in support thereof);

(3)

marketable general obligations issued by any province of Canada or state of the United States or any political subdivision of any such province or state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from S&P, Moody’s, or Fitch, or carrying an equivalent rating by a nationally recognized rating agency, if each of the three named rating agencies cease publishing ratings of investments;

(4)

certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P, or “A” or the equivalent thereof by Moody’s or “A” or the equivalent thereof by Fitch, or carrying an equivalent rating by a nationally recognized rating agency, if each of the three named rating agencies cease publishing ratings of investments, and having combined capital and surplus in excess of $500.0 million;

(5)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any bank meeting the qualifications specified in clause (4) above;

(6)

commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or “R-2” or the equivalent thereof by Fitch, or carrying an equivalent rating by a nationally recognized rating agency, if each of the three named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(7)	interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (6) above.

“CBCA” means the Canada Business Corporations Act, as amended.

“CDS” means CDS Clearing Depository Services Inc.

“Change of Control” means:

(1)

subject to the post-amble of this definition, any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation, amalgamation, arrangement or purchase of all or substantially all of its assets); or

(2)

the merger, consolidation, amalgamation or arrangement of the Company with or into another Person or the merger, consolidation, amalgamation or arrangement of another Person with or into the Company or the merger, consolidation, amalgamation or arrangement of any Person with or into a Subsidiary of the Company, unless the holders of a majority of the aggregate voting power of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person; or

(3)	the first day on which a majority of the members of the Board of Directors of Banro are not Continuing Directors; or

(4)

the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger, consolidation, amalgamation or arrangement), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(5)	the adoption by the shareholders of the Company of a plan or proposal for the liquidation or dissolution of the Company;

For greater certainty, any transfer of equity interests of Banro between Gramercy Funds Management LLC, Resource FinanceWorks Limited, BlackRock World Mining Trust PLC and their respective Affiliates shall not result in a “Change of Control” for purposes of this Indenture.

“Circular” means the Management Information Circular of Banro dated February 27, 2017, with respect to a proposed plan of arrangement.

“Collateral” means the collateral securing the Indenture Obligations in accordance with the Collateral Trust Agreement.

“Collateral Agent” means TSX Trust Company, in its capacity as Collateral Agent under the Collateral Documents, together with its successors in such capacity.

“Collateral Documents” means the Collateral Trust Agreement, the Securities Pledge Agreements, the Security Agreements, and all security agreements, pledge agreements, collateral assignments, collateral agency agreements, debentures, control agreements or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent for the benefit of the Priority Lien Secured Parties or the Parity Lien Secured Parties under which rights or remedies with respect to any such Lien are governed, in each case as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of the Collateral Documents and Article 10 hereof.

“Collateral Trust Agreement” means the amended and restated collateral trust agreement between Banro, the Canadian Trustee, the Collateral Agent and the Secured Obligations Guarantors party thereto dated as of the date hereof, as may be amended or amended and restated from time to time.

“Commodity Agreement” means any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement entered into by the Company or any other Obligor designed to protect the Company or any other Obligor against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Restricted Subsidiaries.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means, (i) prior to the Assignment and Assumption, the party named as such in the first paragraph of this Indenture, and (ii) on and after the Assignment and Assumption, Banro Group, and in each case, any successor obligor to the Company’s obligations under this Indenture and the Notes pursuant to Article 5.

“Consolidated EBITDA” for any period means, with respect to any Person, the Consolidated Net Income of such Person for such period:

(1)	increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

	(a)	Consolidated Interest Expense; plus

(b)	Consolidated Income Taxes; plus

(c)	consolidated amortization, depletion and depreciation expense; plus

(d)	consolidated impairment charges; plus

(e)

other non-cash charges reducing Consolidated Net Income (other than depreciation, amortization or depletion expense), including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment) and non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees; plus

(f)	accretion of asset retirement obligations, net of cash payments for such asset retirement obligations;

(2)

decreased (without duplication) by non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period), including, for greater certainty, non-cash revenue associated with the Namoya Streaming Agreement and the Twangiza Streaming Agreement; and

(3)	increased or decreased (without duplication) to eliminate the following items to the extent reflected in Consolidated Net Income:

	(a)	any net gain or loss resulting in such period from currency translation gains or losses; and

(b)

effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements resulting from the application of purchase accounting in relation to any completed acquisition.

Notwithstanding the foregoing, clauses (1)(b) through (f) above relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such other Obligor was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (1)(b) through (f) above are in excess of those necessary to offset a net loss of such other Obligor or if such other Obligor has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such other Obligor without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person, or other payments required to be made by such Person, by any governmental authority which taxes or other payments are calculated by reference to the income or profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, federal, provincial, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, with respect to any Person, for any period, the total interest expense of such Person and its consolidated Restricted Subsidiaries, net of any interest income received by such Person and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1)	interest expense attributable to Capitalized Lease Obligations;

(2)

amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3)

non-cash interest expense, but any non-cash interest income or expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments shall be excluded from the calculation of Consolidated Interest Expense;

(4)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)	the interest expense on Indebtedness of another Person that is Guaranteed by such Person or another Obligor or secured by a Lien on assets of such Person or another Obligor;

(6)	costs associated with entering into Hedging Obligations (including amortization of fees) related to Indebtedness;

(7)	interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8)

the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Non- Guarantors payable to a party other than the Company or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Canadian and foreign federal, state, provincial, municipal and local statutory tax rate of such Person, expressed as a decimal, in each case on a consolidated basis and in accordance with IFRS;

(9)	Receivables Fees; and

(10)

the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are intended to be used by such plan or trust to pay interest or fees to any Person (other than the Company and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

For the purpose of calculating the Consolidated Coverage Ratio, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of such Person or any other Obligor described in the final paragraph of the definition of “Indebtedness.”

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by such Person and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of such Person. Notwithstanding anything to the contrary contained herein, without duplication of clause (9) above, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which such Person or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance with IFRS; provided, however, that there will not be included in such Consolidated Net Income:

(1)	any net income (loss) of any Person if such Person is not an Obligor or that is accounted for by the equity method of accounting, except that:

(a)

subject to the limitations contained in clauses (2) through (7) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or any other Obligor as a dividend or other distribution (subject, in the case of a dividend or other distribution to an Obligor, to the limitations contained in clause (2) below); and

(b)

the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from an Obligor ;

(2)

any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Company or such other Obligor, other than in the ordinary course of business, as determined in good faith by Senior Management;

(3)	any income or loss from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(4)	any extraordinary or non-recurring gain or loss;

(5)	any unrealized net gain or loss resulting in such period from Hedging Obligations or other derivative instruments;

(6)	any net income or loss included in the consolidated statement of operations with respect to non-controlling interests; and

(7)	the cumulative effect of a change in accounting principles.

References to the Company in this definition shall be read as meaning such other Person if, as and when appropriate.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Banro who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office” shall be at the address of the applicable Trustee specified in Section 13.02 or such other address as to which the Trustees may give notice to the Holders and the Company.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Custodian” means the Canadian Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt Facilities” means one or more debt facilities or commercial paper facilities with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds, indentures or similar instruments, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee and whether provided under any credit or other agreement or indenture).

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Deferred Revenue Financing Arrangements” means any financing transaction pursuant to which (a) an Obligor receives cash advances or deposits in respect of future revenues from the sale of specified mineral assets to a person other than an Affiliate, (b) such advances or deposits are recorded as liabilities, but not as debt, on the consolidated balance sheet of Banro and (c) such liability is amortized upon the delivery of such mineral assets.

“Definitive Note” means a certificated Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Development Properties” means the Lugushwa Property and the Kamituga Property.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)

is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or its Restricted Subsidiaries (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(3)	is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or its Restricted Subsidiaries to repurchase such Capital Stock upon the occurrence of a Change of Control or Asset Disposition (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) provide that the Company or its Restricted Subsidiaries, as applicable, are not required to repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) pursuant to such provision prior to compliance by the Company with Section 4.10 and Section 4.16 and such repurchase or redemption complies with Section 4.07.

“Dore Loan Agreement” means the letter agreement dated July 15, 2016 among Baiyin International Investment Ltd and Twangiza Mining S.A. (as amended or restated from time to time) pursuant to which Baiyin International Investment Ltd agreed to advance a $10 million loan to Twangiza Mining S.A., as amended.

“Dore Loan Obligations” means the liabilities and obligations of Banro and certain of its Restricted Subsidiaries under or in connection with the Dore Loan Agreement.

“DRC Entities” means Banro Congo Mining S.A., Namoya Mining S.A., Lugushwa Mining S.A., Twangiza Mining S.A., and Kamituga Mining S.A.

“DRC Guarantee” means the Guarantee issued by the DRC Entities on the Issue Date in favour of the Collateral Agent and the Trustees with respect to the Obligations of Banro and Banro Group under this Indenture.

“DRC Security Agreements” means (i) the business pledge of each DRC Entity dated April 24, 2012, as amended to the date hereof; (ii) the pledge over marketable products of each DRC Entity dated April 28, 2012, as amended to the date hereof; (iii) the bank account pledge of each DRC Entity with respect to accounts held at Banque Commerciale Du Congo SARL dated April 28, 2012, as amended to the date hereof; (iv) the bank account pledge of Banro Congo Mining S.A., Namoya Mining S.A. and Twangiza Mining S.A. with respect to accounts held at Rawbank S.A. dated April 28, 2012, as amended to the date hereof; and (v) each of (i) through (iv), as amended by an amending agreement dated as of the Issue Date.

“DRC Securities Pledge Agreements” means the share pledge agreements between, among others, Banro and Equity Financial Trust Company with respect to the shares of the DRC Entities dated April 28, 2012, as amended to the date hereof and as further amended by an amending agreement dated as of the Issue Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means:

(1)

any lease, license, contract, property right or agreement to which the Company or any Guarantor has the benefit, to the extent that (a) such lease, license, contract, property right or agreement is not assignable or capable of being encumbered as a matter of law or under the terms of the lease, license, contract, property right or agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (b) such consent has not been obtained; provided, however, that the term “Excluded Assets” shall not include, (i) any and all proceeds of such lease, license, contract, property right and agreement to the extent that the assignment or encumbering of such proceeds is not so restricted and (ii) if the consent of any such licensor, lessor or other applicable party with respect to any such otherwise excluded lease, license, contract, property right and agreement shall hereafter be obtained, thereafter such lease, license, contract, property right and agreement as well as any and all proceeds thereof that might theretofore have been included in the term “Excluded Assets” shall be excluded from such term;

(2)

property, plant and equipment owned by the Company or any Guarantor on the Issue Date or thereafter acquired that is subject to a Lien securing a mortgage financing, purchase money obligation or Capitalized Lease Obligation permitted to be incurred pursuant to the provisions of this Indenture if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease Obligation) validly prohibits the creation of any other Lien on such assets;

(3)

the last day of the term of any lease or agreement therefor but upon the enforcement of the security interest granted by the Collateral Documents, the Company or any Guarantor shall stand possessed of such last day in trust to assign the same to any person acquiring such term; and

(4)	any consumer goods of the Company or any Guarantor;

provided, however, that Excluded Assets shall not include any “proceeds” (as such term is defined in the PPSA), substitutions or replacements of any Excluded Assets referred to in clause (1), (2), (3) or (4) (unless such proceeds, substitutions or replacements would constitute Excluded Assets referred to in clause (1), (2), (3) or (4)).

“Existing Notes” has the meaning set forth in the recitals hereto.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by Senior Management of Banro in good faith; provided that if the fair market value exceeds $10.0 million, such determination shall be made by the Board of Directors of Banro or an authorized committee thereof in good faith (including as to the value of all non-cash assets and liabilities) and if the fair market value exceeds $30.0 million, such determination shall be based upon an opinion or appraisal issued by an Independent Financial Advisor.

“Fitch” means Fitch Ratings Inc.

“Forward Sale/Streaming Agreements” means the Namoya Streaming Agreement, the Twangiza Streaming Agreement, the Twangiza Forward Agreement and the Namoya Forward Agreement.

“Forward Sale/Streaming Facilities” means the transactions described in the Forward Sale/Streaming Agreements.

“Government Securities” means securities that are (1) direct obligations of Canada or the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of Canada or the United States the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of Canada or the United States, as the case may be, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the U.S. Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly Guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)

entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means (i) prior to the Assignment and Assumption, each Restricted Subsidiary of Banro other than an Immaterial Subsidiary and the Barbados Entities; and (ii) on and after the Assignment and Assumption, Banro and each Restricted Subsidiary of Banro (excluding Banro Group) other than an Immaterial Subsidiary; provided that upon release or discharge of any Restricted Subsidiary of Banro from its Note Guarantee in accordance with this Indenture, such Restricted Subsidiary shall cease to be a Guarantor.

“Guarantor Subordinated Obligation” means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Guarantor under its Note Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“IFRS” means the international financial reporting standards as issued by the International Accounting Standards Board as in effect from time to time. All ratios and computations based on IFRS contained in this Indenture shall be computed in conformity with IFRS.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary of the Company (1) the total assets of which (when combined with the assets of such Restricted Subsidiary’s Restricted Subsidiaries and after intercompany eliminations) at the last day of the most recent fiscal quarter ending prior to the date of determination for which internal financial statements are available were less than 1.0% of Total Assets at such date and (2) the total revenue of which for the most recent four fiscal quarter period ending prior to the date of determination for which internal financial statements are available was less than 1.0% of the consolidated total revenue of the Company and its Restricted Subsidiaries for such period.

“Incur” or “incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company (whether by merger, consolidation, amalgamation or arrangement, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)	the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)

the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4)

the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (including earn-out obligations) that are recorded as liabilities under IFRS, and which purchase price is due after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with IFRS;

(5)	Capitalized Lease Obligations (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(6)

the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Non- Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)

the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)	the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(9)

to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time);

(10)

to the extent not otherwise included in this definition, the amount of obligations outstanding under the legal documents entered into as part of a securitization transaction or series of securitization transactions that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase relating to a securitization transaction or series of securitization transactions; and

(11)	Deferred Revenue Financing Arrangements.

Notwithstanding the foregoing: (i) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness”; provided that such money is held to secure the payment of such interest; (ii) in connection with the purchase by the Company or any other Obligor of any business, the term “Indebtedness” will exclude post-closing payment adjustments or earn-out or similar obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter; and (iii) “Indebtedness” shall be calculated without giving effect to any increase or decrease in Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness. For the avoidance of doubt, Reclamation Obligations are not and will not be deemed to be Indebtedness.

In addition, “Indebtedness” of the Company and its Restricted Subsidiaries shall include (without duplication) Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of the Company and its Restricted Subsidiaries if:

(1)	such Indebtedness is the obligation of a partnership or joint venture that is not a Subsidiary of the Company (a “Joint Venture”);

(2)	the Company or any other Obligor is a general partner of the Joint Venture (a “General Partner”); and

(3)

there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of the Company or any other Obligor; and then such Indebtedness shall be included in an amount not to exceed:

(a)

the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of the Company or any other Obligor; or

(b)

if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to the Company or any other Obligor, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indenture Documents” means this Indenture, the Notes, the Note Guarantees and the Collateral Documents.

“Indenture Obligations” means all Obligations in respect of the Notes or arising under the Indenture Documents, including the fees and expenses (including, without limitation, fees, expenses and disbursements of agents, counsel and professional advisors) of the Trustees and Collateral Agent. Indenture Obligations shall include all interest accrued (or which would, absent the commencement of a bankruptcy, insolvency or liquidation proceeding, accrue) after the commencement of a bankruptcy, insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Indenture Document whether or not the claim for such interest is allowed as a claim in such bankruptcy, insolvency or liquidation proceeding.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“interest” with respect to the Notes means interest with respect thereto.

“Interest Payment Date” means March 1, June 1, September 1 and December 1 of each year to Stated Maturity of the Notes.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers, suppliers or vendors in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit (other than a time deposit)) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with IFRS; provided that none of the following will be deemed to be an Investment:

(1)	Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(2)	endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)

an acquisition of assets, Capital Stock or other securities by the Company or any other Obligor for consideration to the extent such consideration consists of Common Stock of the Company or any other Obligor so long as Banro has obtained the approval of the Board of Directors of Banro.

For purposes of Section 4.07,

(1)

“Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary of the Company that is to be designated an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary of the Company, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s aggregate “Investment” in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary of the Company;

(2)	any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer; and

(3)

if the Company or any other Obligor sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.

“Issue Date” means the date of this Indenture.

“Kamituga Property” means the permit areas covered by exploitation permits PE36, PE37 and PE39 held by Kamituga Mining S.A.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, deed of trust, deemed trust, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Guarantee” means a Note Guarantee by a Person organized other than in the United States or Canada, the amount of which is limited in order to comply with applicable requirements of law in the jurisdiction of organization of the applicable Person with respect to the enforceability of such Note Guarantee.

“Lugushwa Property” means the permit areas covered by exploitation permits PE38, PE238 and PE2601 held by Lugushwa Mining S.A.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Namoya Forward Agreement” means the Gold Purchase and Sale Agreement dated on or about the Issue Date among Gramercy Funds Management LLC or its designate, Resource FinanceWorks Limited or its designate, the Company and Namoya Mining S.A. (as amended or restated from time to time).

“Namoya Forward Obligations” means the liabilities and obligations of the Company and certain of its Restricted Subsidiaries under or in connection with the Namoya Forward Agreement, referred to therein as the “PSA Obligations.”

“Namoya Forward Secured Obligations” means $45,000,000 (being the Prepayment Amount in the Namoya Forward Agreement), which amount is being reduced by $1,250,000 on the date of delivery of each Scheduled Monthly Quantity (as defined in the Namoya Forward Agreement as in effect as of the date hereof) of gold, which secured obligations are referred to in the Namoya Forward Agreement as the “Secured Amount”.

“Namoya Payable Gold” has the meaning ascribed to “Payable Gold” in the Namoya Streaming Agreement.

“Namoya Priority Stream Obligations” means the obligation to, without duplication, deliver the Namoya Payable Gold, including any Namoya Payable Gold which, pursuant to the terms of the Namoya Streaming Agreement, should have been delivered to or for the benefit of the Namoya Purchaser but which was not delivered or which was used for another purpose in contravention of the Namoya Streaming Agreement but excluding, for greater certainty, any future obligation to deliver the Namoya Payable Gold, which shall continue as part of the Namoya Streaming Obligations only.

“Namoya Property” means the permit area covered by exploitation permit PE18 held by Namoya Mining S.A. including the area of the Namoya gold mine.

“Namoya Purchaser” has the meaning ascribed to “Purchaser” in the Namoya Streaming Agreement.

“Namoya Streaming Agreement” means the Gold Purchase and Sale Agreement dated February 27, 2015 among Namoya GSA Holdings, the Company and Namoya Mining S.A. (as amended or restated from time to time).

“Namoya Streaming Obligations” means the liabilities and obligations of the Company and certain of its Restricted Subsidiaries under or in connection with the Namoya Streaming Agreement.

“Namoya Streaming Secured Obligations” means the Deposit (as defined in the Namoya Streaming Agreement as in effect as of the date hereof), which amount shall be reduced pursuant to the formula set out in Section 9.2(a) of the Namoya Streaming Agreement as of the date hereof.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)

all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Canadian and U.S. federal, state, provincial, municipal and local taxes, and all foreign taxes, required to be paid or accrued as a liability under IFRS (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)

all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)

the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with IFRS, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any other Obligor after such Asset Disposition.

“Non-Guarantor” means any Restricted Subsidiary of the Company that is not a Guarantor.

“Non-Recourse Project Debt” means Indebtedness Incurred by a Restricted Subsidiary of the Company that owns Project Assets, which Indebtedness (i) is secured solely by Liens on such Project Assets, (ii) is not Guaranteed by the Company or any other Restricted Subsidiary of the Company (other than a guarantee on an unsecured basis), (iii) does not create any direct or indirect liability or other obligation of the Company or any other Restricted Subsidiary of the Company (other than pursuant to power purchase agreements) and (iv) is related to hydro power, wind power or solar power for one or more Project Assets.

“Notes” means the Notes as defined in the recitals and any note authenticated and delivered under this Indenture.

“Note Guarantee” means, individually, any Guarantee of payment of the Notes and the Company’s other Obligations under this Indenture by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto, including, (i) the Ontario Guarantee; (ii) the DRC Guarantee and (iii) the Barbados Guarantee.

“Notes Secured Parties” means the holders of the Indenture Obligations

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable Canadian or U.S. federal or state law or under any foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Obligor” means the Company, Banro Group, the Secured Obligations Guarantors and each other Person (if any) that at any time provides collateral security for any Secured Obligations.

“Offer to Purchase” means an Asset Disposition Offer or a Change of Control Offer.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company or, in the event that the Company is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company. Officer of any Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an officer of Banro.

“Ontario Security Agreement” means the second amended and restated security agreement granted by Banro in favour of the Collateral Agent dated as of the Issue Date.

“Ontario Guarantee” means the Guarantee issued by Banro on the Issue Date in favour of the Collateral Agent and the Trustees with respect to the Obligations of Banro Group under this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustees. The counsel may be an employee of or counsel to the Company or either Trustee.

“Parent” means, with respect to any Person, any other Person of which such Person is a direct or indirect Subsidiary.

“Parity Debt Representative” means:

(1)	in the case of the Notes and the Notes Guarantees, the Canadian Trustee; and

(2)

in the case of any other Series of Parity Lien Debt, the holder(s) of, or as applicable, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for, such Series of Parity Lien Debt or is appointed as a Parity Debt Representative (for purposes related to the administration of the Collateral Documents) pursuant to the credit agreement, indenture or other agreement governing such Series of Parity Lien Debt, and who has executed a joinder to the Collateral Trust Agreement.

“Parity Debt Sharing Confirmation” means, as to any Series of Parity Lien Debt, the written agreement of the holders of that Series of Parity Lien Debt, as set forth in this Indenture or other agreement governing that Series of Parity Lien Debt, for the benefit of all holders of each other existing and future Series of Parity Lien Debt and each existing and future Parity Debt Representative, that all Parity Lien Obligations will be and are secured equally and rateably by all Liens at any time granted by the Company or any other Obligor to secure any obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting Collateral, that all such Liens will be enforceable by the Collateral Agent for the benefit of all holders of Parity Lien Obligations equally and rateably, and that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Collateral Trust Agreement relating to the order of application of proceeds from enforcement of such Liens, and consent to and direct the Collateral Agent to perform its obligations under the Collateral Trust Agreement.

“Parity Lien” means a Lien granted by a Collateral Document to the Collateral Agent upon any property of the Company or any other Obligor to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1)	the Notes and the Notes Guarantees issued on the date hereof;

(2)	the Dore Loan Obligations;

(3)	the Namoya Streaming Obligations;

(4)	the Twangiza Streaming Obligations; and

(5)

Indebtedness of the Company or any other Obligor in an amount not to exceed $20,000,000 provided that such Indebtedness is in the form of new working capital loans, credit facilities, letters of credit or gold forward sale transactions;

provided that:

(a)

such Indebtedness is designated by the Company, in an Officer’s Certificate delivered to each Parity Debt Representative and the Collateral Agent, as “Parity Lien Debt” for the purposes of the Secured Debt Documents; provided that no Obligation or Indebtedness may be designated as both Parity Lien Debt and Priority Lien Debt, except for the Namoya Streaming Obligations and the Twangiza Streaming Obligations;

(b)	such Indebtedness is governed by an indenture or other agreement that includes a Parity Debt Sharing Confirmation; and

(c)

all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Agent’s Liens to secure such Indebtedness or obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established for purposes of entitling the holders of such indebtedness to share equally and rateably with other holders of Parity Lien Debt in the benefits and proceeds of the Collateral Agent’s Liens on the Collateral if the Company delivers to the Collateral Agent an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Documents” means, collectively, the Indenture Documents and each agreement, indenture or instrument governing each other Series of Parity Lien Debt and all other agreements governing, securing or relating to any Parity Lien Obligations.

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Secured Parties” means the holders of Parity Lien Obligations and any Parity Debt Representatives.

“Permitted Investment” means an Investment by the Company or any other Obligor in:

(1)	the Company or any other Obligor;

(2)	any Investment by the Company or any other Obligor in a Person that is engaged in a Similar Business if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Company; or

(b)

such Person, in one transaction or a series of related transactions, is merged, amalgamated, arranged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any other Obligor, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation, amalgamation, arrangement or transfer;

(3)	cash and Cash Equivalents;

(4)	(a)	endorsements for collection or deposit in the ordinary course of business and

(b)

receivables owing to the Company or any other Obligor created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such other Obligor deems reasonable under the circumstances;

(5)

payroll, travel, commission, entertainment, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)

loans or advances to employees, officers or directors of the Company or any other Obligor in the ordinary course of business in (i) an individual amount not to exceed $50,000 to any one employee, officer or director and (ii) an aggregate amount not in excess of $1.0 million, in each case, with respect to all loans or advances made since the Issue Date (without giving effect to the forgiveness of any such loan);

(7)	any Investment acquired by the Company or any other Obligor:

(a)

in exchange for any other Investment or accounts receivable held by the Company or any such other Obligor in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or in satisfaction of judgments or otherwise in resolution or compromise of litigation, arbitration or disputes; or

	(b)	as a result of a foreclosure by the Company or any other Obligor with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)

Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.10 or any other disposition of assets not constituting an Asset Disposition;

(9)

Investments in existence on the Issue Date, or an Investment consisting of any extension, modification or renewal of any such Investment existing on the Issue Date; provided that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or (b) as otherwise permitted under this Indenture;

(10)	Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.09;

(11)	Guarantees issued in accordance with Section 4.09;

(12)

Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans;

(13)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(14)	Investments consisting of a contribution of some or all of the Project Assets to joint ventures, partnerships or similar arrangements;

(15)

any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any other Obligor, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other disputes;

(16)

advances and prepayments by the Company or a Restricted Subsidiary of the Company for asset purchases in a Similar Business, including advances and prepayments prior to the closing of any such acquisition; provided that a definitive agreement has been executed and that upon closing of such asset purchase such asset purchase would be permitted pursuant to clause (2) of this definition;

(17)	surety and performance bonds and workers’ compensation, utility, lease, tax, performance and similar deposits and prepaid expenses in the ordinary course of business; and

(18)

Investments of a Restricted Subsidiary of the Company acquired after the Issue Date or of any entity merged, consolidated or amalgamated with or into the Company or any Restricted Subsidiary of the Company in accordance with Section 5.01 not made in contemplation of such acquisition, merger, consolidation or amalgamation.

“Permitted Liens” means, with respect to any Person:

(1)

(x) Liens in favor of the Collateral Agent securing Priority Lien Debt and related Priority Lien Obligations and (y) Liens in favor of the Collateral Agent or the Trustees equally and rateably securing the Notes and the Notes Guarantees and any other Parity Lien Debt and related Parity Lien Obligations;

(2)

pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws, pension laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States or Canadian government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)	Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, Incurred in the ordinary course of business;

(4)

Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to IFRS have been made in respect thereof;

(5)

Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6)

minor survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)	Liens securing Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

(8)

leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any other Obligor;

(9)

judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)

Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments Incurred to finance assets or property (other than Capital Stock or other Investments) acquired, constructed, improved or leased in the ordinary course of business; provided that:

(a)

the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired, constructed or improved; and

(b)

such Liens are created within 365 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any other Obligor other than such assets or property and assets affixed or appurtenant thereto;

(11)

Liens arising solely by virtue of any statutory or common law provisions relating to Liens in favor of trustee and escrow agents, banker’s Liens, margin Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that such deposit account is not intended by the Company or any other Obligor to provide collateral to the depository institution;

(12)

Liens arising from Uniform Commercial Code or the PPSA (or similar statutes in other jurisdictions) financing statement filings regarding operating leases entered into by the Company and any other Obligor in the ordinary course of business;

(13)	Liens existing on the Issue Date;

(14)

Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured as permitted under Section 4.12 of this Indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(15)	any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(16)	Liens in favor of the Company or any other Obligor;

(17)	Liens under industrial revenue, municipal or similar bonds;

(18)

(a) Liens incurred in the ordinary course of business not securing Indebtedness and not in the aggregate materially detracting from the value of the properties of the Company and its Restricted Subsidiaries or the use of such properties in the operation of their business and (b) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(19)

Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(20)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(21)	Liens on the Capital Stock or Indebtedness of an Unrestricted Subsidiary;

(22)	Liens on Project Assets in respect of Non-Recourse Project Debt; and

(23)	Liens not otherwise permitted pursuant to this definition with respect to Indebtedness in an aggregate principal amount that does not exceed $1.0 million at any one time outstanding.

“Permitted Use of Cash” has the meaning set forth in Section 4.10 hereto.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

“Plan” has the meaning set forth in the recitals hereto.

“PPSA” means the Personal Property Security Act (Ontario) (or any successor statute) or similar legislation of any other jurisdiction the laws of which are required by such jurisdiction to be applied in connection with the issue, perfection, enforcement or validity of security interests.

“Prefeasibility Study” means a prefeasibility study by a reputable engineering firm.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Priority Debt Representative” means the holder(s) of, or as applicable, the trustee, agent or representative of the holders of, such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt or is appointed as a Priority Debt Representative (for purposes related to the administration of the Collateral Documents) pursuant to the credit agreement, Indenture or other agreement governing such Series of Priority Lien Debt, and who has executed a joinder to the Collateral Trust Agreement.

“Priority Debt Sharing Confirmation” means, as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the credit agreement, indenture or other agreement governing such Series of Priority Lien Debt, for the benefit of all holders of each other existing and future Series of Priority Lien Debt and each existing and future Priority Debt Representative, that all Priority Lien Obligations will be and are secured equally and rateably by all Liens at any time granted by the Company or any other Obligor to secure any Obligations in respect of such Series of Priority Lien Debt (except that the Namoya Priority Stream Obligations and Twangiza Priority Stream Obligations shall be paid in priority to the other Priority Lien Obligations in accordance with the Collateral Trust Agreement), whether or not upon property otherwise constituting Collateral, that all such Liens will be enforceable by the Collateral Agent for the benefit of all holders of Priority Lien Obligations equally and rateably (except that the Namoya Priority Stream Obligations and Twangiza Priority Stream Obligations shall be paid in priority to the other Priority Lien Obligations in accordance with the Collateral Trust Agreement), and that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions in the Collateral Trust Agreement relating to the order of application of proceeds from enforcement of such Liens, and consent to and direct the Collateral Agent to perform its obligations under the Collateral Trust Agreement.

“Priority Lien” means a Lien granted by a Collateral Document to the Collateral Agent upon any property of the Company or any other Obligor to secure Priority Lien Obligations.

“Priority Lien Debt” means:

(1)	the Namoya Priority Streaming Obligations;

(2)	the Twangiza Priority Streaming Obligations;

(3)	the Twangiza Forward Obligations; and

(4)	the Namoya Forward Obligations;

provided that

(a)

such Indebtedness is designated by the Company, in an Officer’s Certificate delivered to each Priority Debt Representative and the Collateral Agent, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that no Obligation or Indebtedness may be designated as both Parity Lien Debt and Priority Lien Debt, except for the Namoya Streaming Obligations and the Twangiza Streaming Obligations;

(b)	such Indebtedness is governed by a credit agreement, an indenture or other agreement that includes a Priority Debt Sharing Confirmation; and

(c)

all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Agent’s Lien to secure such Indebtedness or obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this definition will be conclusively established if the Company delivers to the Collateral Agent an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”);

“Priority Lien Documents” means, collectively, the credit agreements, indentures or other agreements pursuant to which Priority Lien Debt is incurred (and not prohibited to be incurred under each applicable Secured Debt Document) and all other agreements governing or securing any Priority Lien Obligations (and not prohibited to be so secured under each applicable Secured Debt Document).

“Priority Lien Obligations” means the Priority Lien Debt and all other obligations in respect hereof.

“Priority Lien Secured Parties” means the holders of Priority Lien Obligations and any Priority Debt Representatives.

“Project Assets” means the assets owned by one or more Restricted Subsidiaries of the Company used in connection with any of their activities at one or more of the Twangiza Property, the Namoya Property, the Kamituga Property or the Lugushwa Property and no other assets of the Company or its Restricted Subsidiaries.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a securitization transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a securitization transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary of the Company or an Unrestricted Subsidiary.

“Reclamation Obligations” means statutory, contractual, constructive or legal obligations associated with decommissioning of mining operations and reclamation and rehabilitation costs arising when environmental disturbance is caused by the exploration or development of mineral properties, plant and equipment.

“Record Date” for the interest payable on any applicable Interest Payment Date means the date for determining the Holders entitled to receive interest being February 15, May 15, August 15 or November 15 (whether or not a Business Day), as applicable, preceding such Interest Payment Date.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances” and “refinanced” shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any other Obligor and Indebtedness of any other Obligor that refinances Indebtedness of another Restricted Subsidiary of the Company) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)

(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)

such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith);

(4)

if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Note Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced; and

(5)	Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor that refinances Indebtedness of the Company or a Guarantor.

“Responsible Officer” means, when used with respect to either Trustee, any officer within the corporate trust department of such Trustee, including any vice president, assistant vice president, trust officer or any other officer of such Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person (or if no such Person is specified, the Company) that is not an Unrestricted Subsidiary.

“RFW Purchaser” has the meaning ascribed to “Purchaser” in the Twangiza Streaming Agreement.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or its Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Subsidiaries) and the Company or its Restricted Subsidiary leases it from such Person.

“S&P” means Standard & Poor’s Rating Services and any successor to its rating agency business.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt” means Parity Lien Debt and Priority Lien Debt.

“Secured Debt Documents” means the Parity Lien Documents and the Priority Lien Documents.

“Secured Obligations” means the Parity Lien Obligations and the Priority Lien Obligations.

“Secured Obligations Guarantor” means the Guarantors and each other Person (if any) that at any time provides a guarantee and security in respect of any of the Secured Obligations and their respective successors and assigns.

“Secured Parties” means the holders of Priority Lien Obligations and Parity Lien Obligations.

“Securities Pledge Agreements” means the securities pledge agreements granted by each Secured Obligations Guarantor in favor of the Collateral Agent for the benefit of the Priority Lien Secured Parties and the Parity Lien Secured Parties as general and continuing security for the payment and performance of the Secured Obligations, in each case as amended, modified, renewed, restated or replaced, in whole or part, from time to time, in accordance with its terms and the provisions of the Indenture Documents, including (i) the Barbados Share Charges and (ii) the DRC Securities Pledge Agreements.

“Security Agreement” means the security agreements granted by each Secured Obligations Guarantor in favor of the Collateral Agent for the benefit of the Priority Lien Secured Parties and the Parity Lien Secured Parties as security for the payment and performance of the Secured Obligations, in each case as amended, modified, renewed, restated or replaced, in whole or part, from time to time, in accordance with its terms and the provisions of the Indenture Documents and Article 10 hereof, including (i) the Ontario Security Agreement; (ii) the Barbados Security Agreements; and (iii) the DRC Security Agreements.

“Senior Management” means the chief executive officer and the chief financial officer of Banro.

“Series of Parity Lien Debt” means, severally, the Notes, the Notes Guarantees and each other issue or Series of Parity Lien Debt designated by the Company by written notice to the Collateral Agent and the Trustees as a separate Series of Parity Lien Debt.

“Series of Priority Lien Debt” means, severally, each issue or series of Priority Lien Debt.

“Series of Secured Debt” means, severally, each Series of Priority Lien Debt and each Series of Parity Lien Debt.

“Significant Subsidiary” means any Restricted Subsidiary of the Company that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, determined as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any other business that is similar, reasonably related, incidental or ancillary thereto.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Stream/Forward Obligations” means obligations to deliver gold pursuant to any forward sale or streaming agreement, including without limitation, the Twangiza Streaming Obligations, the Namoya Streaming Obligations, the Twangiza Forward Obligations and the Namoya Forward Obligations.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (2) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (1) and (2), at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with IFRS, as shown on the most recent consolidated balance sheet of the Company; provided that, for purposes of calculating “Total Assets” for purposes of testing the covenants under this Indenture in connection with any transaction, the total consolidated assets of the Company and its Restricted Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination.

“Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

“Trustees” means the Canadian Trustee and the U.S. Trustee.

“Twangiza Forward Agreement” means the Amended and Restated Gold Purchase and Sale Agreement Tranche 2/3 dated September 17, 2015 among Twangiza GFSA Holdings, Banro and Twangiza Mining S.A. (as amended by amending agreement dated as of January 28, 2016 and as further amended or restated from time to time).

“Twangiza Forward Obligations” means the liabilities and obligations of Banro and certain of its Restricted Subsidiaries under or in connection with the Twangiza Forward Agreement, referred to therein as the “PSA Obligations”.

“Twangiza Forward Secured Obligations” means $10,480,000 (being the Tranche 3 Prepayment Amount in the Twangiza Forward Agreement), subject to rateable reductions for each Scheduled Monthly Quantity (as defined in the Twangiza Forward Agreement), which secured obligations are referred to in the Twangiza Forward Agreement as the “Secured Amount”.

“Twangiza Payable Gold” has the meaning ascribed to “Payable Gold” in the Twangiza Streaming Agreement.

“Twangiza Priority Stream Obligations” means the obligation to, without duplication, deliver the Twangiza Payable Gold, including any Twangiza Payable Gold which, pursuant to the terms of the Twangiza Streaming Agreement, should have been delivered to or for the benefit of the RFW Purchaser but which was not delivered or which was used for another purpose in contravention of the Twangiza Streaming Agreement but excluding, for greater certainty, any future obligation to deliver the Twangiza Payable Gold, which shall continue as part of the Twangiza Streaming Obligations only.

“Twangiza Property” means the permit areas covered by exploitation permits PE40, PE41, PE42, PE43, PE44 and PE68 held by Twangiza Mining S.A. including the area of the Twangiza gold mine.

“Twangiza Streaming Agreement” means the Gold Purchase and Sale Agreement dated December 31, 2015 among RFW Purchaser, Banro and Twangiza Mining S.A. (as amended or restated from time to time).

“Twangiza Streaming Obligations” means the liabilities and obligations of Banro and certain of its Restricted Subsidiaries under or in connection with the Twangiza Streaming Agreement.

“Twangiza Streaming Secured Obligations” means the Deposit (being the Deposit in the Twangiza Streaming Agreement as in effect on the date hereof), which amount shall be reduced pursuant to the formula set out in Section 9.2(a) of the Twangiza Streaming Agreement as of the date hereof.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company which at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Banro in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of Banro may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation, amalgamation, arrangement or Investment therein) to be an Unrestricted Subsidiary only if:

(1)

such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)

such Subsidiary has no Indebtedness other than Indebtedness with respect to which neither the Company nor any other Obligor is directly or indirectly liable and in respect of which there is no recourse against any of the assets of the Company or any other Obligor;

(3)	such designation and the Investment of the Company in such Subsidiary complies with Section 4.07;

(4)

such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(5)	such Subsidiary is a Person with respect to which neither the Company nor any other Obligor has any direct or indirect obligation:

(a)	to subscribe for additional Capital Stock of such Person; or

(b)	to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(6)

on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any other Obligor with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of Banro shall be evidenced to the Trustees by filing with the Trustees a resolution of the Board of Directors of Banro giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of Banro may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) on a pro forma basis taking into account such designation.

“U.S. Securities Act” means the Securities Act of 1933, as amended and the rules and regulations of the SEC promulgated thereunder.

“U.S. Tax Code” means the U.S. Internal Revenue Code of 986, as amended.

“U.S. Trustee” means The Bank of New York Mellon, a New York banking corporation organized and existing under the laws of the State of New York, as U.S. trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

“Wholly Owned Subsidiary” means a Restricted Subsidiary of the Company , all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

1.02	Other Definitions.

Term	Defined in Section

“Additional Amounts”	2.13(b)
“Acceptable Commitment”	4.10(a)
“Agent Members”	2.1(b) of Appendix A
“Affiliate Transaction”	4.11(a)
“Applicable Legislation”	9.03(a)
“Applicable Procedures”	1.1(a) of Appendix A
“Asset Disposition Offer”	4.10(b)
“Asset Disposition Offer Amount”	3.12(b)
“Asset Disposition Offer Period”	3.12(b)
“Asset Disposition Purchase Date”	3.12(b)
“Asset Seizure”	3.09
“Asset Seizure Compensation”	3.09
“Asset Seizure Redemption Date”	3.09
“Authentication Order”	2.02(c)
“Change of Control Offer”	4.16(a)
“Change of Control Payment”	4.16(a)
“Change of Control Payment Date”	4.16(a)
“Covenant Defeasance”	8.03
“Definitive Notes Legend”	2.3(d) of Appendix A
“Event of Default”	6.01(a)
“Excess Proceeds”	4.10(b)
“Expiration Date”	1.05(j)
“Global Note”	2.1(a) of Appendix A
“Global Notes Legend”	2.3(d) of Appendix A
“Indemnified Tax”	2.13(b)
“Initial Default”	6.04
“Legal Defeasance”	8.02(a)
“MD&A”	4.03(a)
“Note Register”	2.03(a)
“OID Legend”	2.3(d) of Appendix A
“Paying Agent”	2.03(a)
“payment default”	6.01(a)
“Payor”	2.13(b)
“Permitted Use of Cash”	4.10
“Registrar”	2.03(a)
“Relevant Taxing Jurisdiction”	2.13(a)

Term	Defined in Section

“Restricted Payment”	4.07(a)
“Second Commitment”	4.10(a)
“Taxes”	2.13(a)

1.03	Rules of Construction.

Unless the context otherwise requires:

(1)

a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the CBCA, either directly or by reference therein, shall have the meaning assigned to it therein;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(3)	“or” is not exclusive;

(4)	words in the singular include the plural, and words in the plural include the singular;

(5)	provisions apply to successive events and transactions;

(6)

unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7)	the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8)	the words “including,” “includes” and other words of similar import shall be deemed to be followed by “without limitation”;

(9)

references to sections of, or rules under, the U.S. Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(10)

unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture;

(11)

in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines;

(12)	any reference to “$” or “dollars” shall be to United States dollars unless stated otherwise; and

(13)	the concept of authentication of Notes herein shall constitute the certification of debt obligations contemplated by the CBCA.

1.04	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or institutional trustee” means the U.S. Trustee.

“obligor” on the indenture securities means the issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the SEC rule have the meaning assigned to them by such definitions.

1.05	Acts of Holders.

(a)

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Canadian Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustees, the Company and the Guarantors, if made in the manner provided in this Section 1.05.

(b)

The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Canadian Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The authority of the Person executing the same may also be proved in any other manner deemed reasonably sufficient by the Canadian Trustee.

(c)	The ownership of Notes shall be proved by the Note Register.

(d)

Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note.

(e)

The Company may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Canadian Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Canadian Trustee in writing and to each Holder in the manner set forth in Section 13.02.

(f)

The Canadian Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy referred to in Section 6.06(2). If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Canadian Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 13.02.

(g)

Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)

Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i)

The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)

With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder in the manner set forth in Section 13.02, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2
THE NOTES

2.01	Form and Dating; Terms; Guarantees.

(a)

Provisions relating to the Notes are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Canadian Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof.

(b)

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $197.5 million. The Notes are designated as the 10% Secured Notes due 2021. The aggregate principal amount of Notes issued under this Indenture on the Issue Date is $197.5 million.

(c)	All Obligations under this Indenture and under the Notes shall be Guaranteed by the Guarantors pursuant to the Note Guarantees.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustees, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to (i) an Asset Disposition Offer as provided in Section 4.10, (ii) a Change of Control Offer as provided in Section 4.16, or (iii) mandatory redemption as provided in Section 3.07 and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable, other than as provided in Article 3.

2.02	Execution and Authentication.

(a)

At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Canadian Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture. The certification of the Canadian Trustee on Notes issued hereunder shall not be construed as a representation or warranty by the Trustees as to the validity of this Indenture or the Notes (except the due certification thereof) and the Trustees shall in no respect be liable or answerable for the use made of the Notes or any of them or of the consideration therefor except as otherwise specified herein.

(c)	On the Issue Date, the Canadian Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver the Notes.

(d)

The Canadian Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Canadian Trustee may do so. Each reference in this Indenture to authentication by the Canadian Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders.

2.03	Registrar and Paying Agent.

(a)

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange (“Note Register”). The Company may appoint one or more co- registrars and one or more additional paying agents. The term “Registrar” includes any co- registrar, and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustees and the passage of any waiting or notice periods required by the Depositary’s procedures or (ii) written notification to the Trustees that the Canadian Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustees in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Canadian Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its Restricted Subsidiaries may act as Paying Agent (except for purposes of Articles 3 and 8) or Registrar.

(b)

The Company initially appoints CDS to act as Depositary with respect to the Global Notes. The Company initially appoints the Canadian Trustee to act as Paying Agent and Registrar for the Notes, for which the Canadian Trustee shall be Custodian.

2.04	Paying Agent to Hold Money in Trust.

The Company shall, by no later than 11:00 a.m. (Toronto time) on the Business Day prior to each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Canadian Trustee) the Company shall promptly notify the Trustees in writing of its action or failure so to act. The Company shall require each Paying Agent other than the Canadian Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustees all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes and shall notify the Trustees in writing of any default by the Company in making any such payment. While any such default continues, the Trustees may require a Paying Agent to pay all money held by it to the Canadian Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Canadian Trustee and to account for any funds disbursed by the Paying Agent. Upon payment over to the Canadian Trustee, a Paying Agent shall have no further liability for the money. If the Company or a Restricted Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Canadian Trustee shall serve as Paying Agent.

2.05	Holder Lists.

The Canadian Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Canadian Trustee is not the Registrar, the Company shall furnish to the Canadian Trustee in writing at least five Business Days before each Interest Payment Date and at such other times as the Canadian Trustee may reasonably request in writing, a list in such form and as of such date as the Canadian Trustee may reasonably require of the names and addresses of the Holders. The Company shall or shall cause the Canadian Trustee to furnish to the U.S. Trustee on each of April 30 and October 31 copies of the Note Register referred to in Section 2.03, and the U.S. Trustee shall comply with TIA Section 312(a).

2.06	Transfer and Exchange.

(a)

The Notes shall be issued in registered form and shall be transferable as against the Company, the Trustees and any Agent only upon the surrender of a Note for registration of transfer and in compliance with Appendix A, and shall be transferable only in compliance with applicable securities laws.

(b)

To permit registrations of transfers and exchanges, the Company shall execute and the Canadian Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c)

No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than upon the issuance of any replacement Note pursuant to Section 2.07 hereof, in which case the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including the reasonable fees and expenses of counsel and the Trustees), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.11, 4.10, 4.16 and 9.05).

(d)

All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange. Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(e)

Neither the Company nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the sending of a notice of redemption pursuant to Section 3.03 and ending at the sending of such notice of redemption, (2) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f)

Prior to due presentment for the registration of a transfer of any Note, the Trustees, any Agent or the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustees, any Agent or the Company shall be affected by notice to the contrary.

(g)

Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Canadian Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount so long as the requirements of this Indenture are met.

(h)

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at the office or agency of the Company designated pursuant to Section 4.02 so long as the requirements of this Indenture are met. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Canadian Trustee shall authenticate and mail, the replacement Global Notes or Definitive Notes, as applicable, to which the Holder making the exchange is entitled in accordance with the provisions of Appendix A so long as the requirements of this Indenture are met.

(i)

All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

2.07	Replacement Notes.

(a)

If a mutilated Note is surrendered to the Registrar or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Registrar receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Canadian Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Canadian Trustee’s reasonable requirements are otherwise met. An indemnity and surety bond must be provided by the Holder that is sufficient in the judgment of the Trustees and the Company, in their discretion, to protect the Company, the Trustees, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company (including reasonable fees and expenses of counsel) and the Trustees in replacing a Note. Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note. Upon the issuance of any replacement Note under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of counsel and the Trustees) connected therewith.

(b)

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

2.08	Outstanding Notes.

(a)

The Notes outstanding at any time are all the Notes that have been authenticated by the Canadian Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Canadian Trustee in accordance with the provisions hereof, those paid pursuant to Section 2.07, those described in this Section 2.08 as not outstanding and, solely to the extent provided for in Article 8, Notes that are subject to Legal Defeasance or Covenant Defeasance as provided in Section 8.01. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b)	If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(c)

If a Paying Agent (other than the Company, a Subsidiary or any Affiliate thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

2.09	Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustees shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of either Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustees the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor under the Notes or any Affiliate of the Company or of such other obligor.

2.10	Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Canadian Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustees. Without unreasonable delay, the Company shall prepare and the Canadian Trustee shall authenticate definitive Notes in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder. Until so exchanged, the Holders and beneficial owners, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial owners, respectively, of Notes under this Indenture.

2.11	Cancellation.

The Company at any time may deliver Notes to the Canadian Trustee for cancellation. The Registrar and Paying Agent shall forward to the Canadian Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Canadian Trustee or, at the direction of the Trustees, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. Certification of the disposal of all canceled Notes shall, upon the written request of the Company, be delivered to the Company. The Canadian Trustee shall retain all canceled Notes in accordance with its standard procedures, and copies of the canceled Notes shall be provided to the Company upon the Company’s written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Canadian Trustee for cancellation. If the Company acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of Indebtedness represented by such Notes unless or until the same are delivered to the Canadian Trustee for cancellation. The Canadian Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

2.12	Defaulted Interest.

(a)

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at a rate of an additional 2% per annum in addition to the applicable interest rate on the Notes at the time of such default to the extent lawful, to the Persons who are Holders on a subsequent special record date. The Company shall notify the Trustees in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Canadian Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements reasonably satisfactory to the Trustees for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Canadian Trustee in the name and at the expense of the Company) shall send, or cause to be sent, to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b)

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

2.13	Additional Amounts.

(a)

All payments made by or on behalf of the Company under or with respect to the Notes, or by or on behalf of any Guarantor that is resident for tax purposes or organized other than in the United States under or with respect to any Note Guarantee, shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter referred to as “Taxes”) imposed or levied by or on behalf of the government of Canada, any province or territory of Canada or any political subdivision or any authority or agency therein or thereof having power to tax, or within any other jurisdiction in which the Company or any such Guarantor is organized, or is otherwise carrying on business in, or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each, a “Relevant Taxing Jurisdiction”), unless such Person is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

(b)

If the Company or any Guarantor that is resident for tax purposes or organized other than in the United States (each such person, a “Payor”) is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to a Note Guarantee, such Payor shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by a Holder or beneficial owner of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder or beneficial owner of Notes would have received if such Taxes (including Taxes on any Additional Amounts) had not been withheld or deducted; provided, however, that the foregoing obligations to pay Additional Amounts shall not apply to (1) any Holder or beneficial owner of Notes with which the applicable Payor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of the payment; or (2) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner of Notes and the Relevant Taxing Jurisdiction including, for greater certainty and without limitation, being or having been a citizen, resident or national thereof, or being or having been present or engaged in a trade or business therein or maintaining a permanent establishment or other physical presence in or otherwise having some connection with the Relevant Taxing Jurisdiction (other than a connection from the mere acquisition, ownership or holding of such Note or a beneficial interest therein or the enforcement of rights thereunder or the receipt of any payment in respect thereof); nor shall Additional Amounts be paid (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period); (b) to the extent relating to Taxes imposed by reason of the Holder’s or beneficial owner’s failure to comply with any certification, documentation, information or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes to which such Holder or beneficial owner is entitled; (c) any tax assessment or other governmental charge which would have been avoided by such Holder by presenting the relevant Note (if presentation is required); (d) with respect to any tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Tax Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the U.S. Tax Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the U.S. Tax Code; or (e) any combination of any of the above clauses (any such Tax in respect of which Additional Amounts are payable, an “Indemnified Tax”).

(c)

The applicable Payor shall make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. Upon request, the Company shall provide the Trustees with official receipts or other documentation evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

(d)

If a Payor is or will become obligated to pay Additional Amounts under or with respect to any payment made on its Note Guarantee, at least 30 days prior to the date of such payment, such Payor shall deliver to the Trustees an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date.

(e)

Whenever in this Indenture there is mentioned in any context: (1) the payment of principal; (2) redemption prices or purchase prices in connection with a redemption or purchase of Notes; (3) interest; or (4) any other amount payable on or with respect to any of the Notes or any Note Guarantee, such reference shall be deemed to include payment of Additional Amounts as described under this Section 2.13 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f)

The Company and the Guarantors shall indemnify and hold harmless a Holder of the Notes for the amount of any Indemnified Taxes (including for greater certainty taxes payable pursuant to Regulation 803 of the Income Tax Regulations (Canada)) levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes or any Note Guarantee, and with respect to any reimbursements under this clause 2.13(f).

(g)

The Company and the Guarantors shall pay any present or future stamp, court or documentary taxes or any other excise, property or similar Taxes, charges or levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Note Guarantees, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Notes or any Note Guarantees and the Company and the Guarantors shall indemnify the Holders for any such amounts (including penalties, interest and other liabilities related thereto) paid by such Holders.

(h)

The obligations described in this Section 2.13 shall survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction, other than the United States, in which any successor Person to the Company or any Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

(i)

In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Indenture in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Company agrees (i) to provide to the Trustees and each paying agent, upon their reasonable request, sufficient information, reasonable available to the Company, about the parties and/or transactions (including any modification to the terms of such transactions) so that the Trustees and each paying agent can determine whether it has tax related obligations under Applicable Law, (ii) that the Trustees and each paying agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Law for which the Trustees and each paying agent shall not have any liability, and (iii) to hold harmless the Trustees and each paying agent for any losses they may suffer due to the actions they take to comply with Applicable Law. The terms of this paragraph shall survive the satisfaction and discharge of this Indenture.

2.14	CUSIP and ISIN Numbers.

The Company in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and if it does, the Trustees shall use CUSIP or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustees in writing of any change in the CUSIP or ISIN numbers.

2.15	Computation of Interest.

(a)

Interest shall be computed on the basis of a 30/360-day year at a rate of 10% per annum from and including the Issue Date, until but excluding Stated Maturity; provided however, if the trailing four quarter Consolidated EBITDA of Banro for the four quarters calculated using the most recently published information reported in the financial statements of Banro published at least 30 days prior to the Record Date for the applicable interest payment (i) is greater than $90 million but not greater than $100 million, interest will accrue at the rate of 11% per annum for the quarterly interest period with respect to such Record Date; and (ii) is greater than $100 million, interest will accrue at the rate of 12% per annum for the quarterly interest period with respect to such Record Date. Banro shall notify the Canadian Trustee 30 days prior to the applicable Record Date whether the interest rate will be 10%, 11% or 12% for the applicable quarterly interest period in accordance with this Section 2.15(a).

(b)

For purposes of the Interest Act (Canada), whenever any interest or fee under the Notes or this Indenture is calculated using a rate based on a number of days less than a full year, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate, (y) multiplied by the actual number of days in the consecutive twelve (12) month period commencing on the date such rate is being determined, and (z) divided by the number of days based on which such rate is calculated. The principle of deemed reinvestment of interest does not apply to any interest calculation under the Notes or this Indenture. The rates of interest stipulated in the Notes and this Indenture are intended to be nominal rates and not effective rates or yields.

ARTICLE 3
REDEMPTION

3.01	Notices to Trustees.

If the Company elects to redeem Notes pursuant to Section 3.08 or Section 3.11, it shall furnish to the Trustees, at least fifteen Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Canadian Trustee in writing) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (1) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price, if then ascertainable. For the avoidance of doubt the Trustees shall have no obligation to calculate any redemption price or applicable premium.

3.02	Selection of Notes to Be Redeemed or Purchased.

(a)

If less than all of the Notes are to be redeemed pursuant to Section 3.07 or Section 3.08, the Canadian Trustee shall select the Notes to be redeemed or purchased (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or (2) if the Notes are not so listed, then on a pro rata basis, by lot or by such other method as the Canadian Trustee in its sole discretion shall deem fair and appropriate, all in accordance with the procedures of the Depositary in the case of Global Notes. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Canadian Trustee from the then outstanding Notes not previously called for redemption.

(b)

The Canadian Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1.00 or whole number multiples of $1.00; no Note of $1.00 in original principal amount or less shall be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

3.03	Notice of Redemption.

(a)

The Company shall send, or cause to be sent (in the case of Notes held in book-entry form, by electronic transmission) notices of redemption of Notes at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that (i) redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12 and (ii) redemption notices in respect of a redemption required pursuant to Section 3.09 shall be sent as soon as practicable.

(b)	The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:

	(1)	the redemption date;

(2)

the redemption price, including the portion thereof representing any accrued and unpaid interest from and including the last Interest Payment Date; provided that in connection with a redemption under Section 3.09, the notice need not set forth the redemption price but only the manner of calculation thereof;

	(3)	if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

	(4)	the name and address of the Paying Agent;

	(5)	that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)

that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

	(7)	the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

	(8)	that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

	(9)	if applicable, any condition to such redemption.

(c)

At the Company’s request, the Canadian Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustees, at least thirty Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Canadian Trustee), an Officer’s Certificate requesting that the Canadian Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b).

3.04	Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.08(d)) . The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

3.05	Deposit of Redemption or Purchase Price.

(a)

By no later than 11:00 a.m. (Toronto time) on the Business Day prior to the redemption or purchase date, the Company shall deposit with the Canadian Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Paying Agent shall promptly transmit to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Canadian Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Canadian Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b)

If the Company complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid on the relevant Interest Payment Date to the Person in whose name such Note was registered at the close of business on such Record Date, and no interest shall be payable to Holders whose Notes shall be subject to redemption by the Company. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

3.06	Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Canadian Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $1.00 or an integral multiple of $1.00 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Canadian Trustee to authenticate such new Note.

3.07	Mandatory Redemption

(a)

The Company shall redeem 10% of outstanding principal amount of the Notes on each of (i) March 1, 2019 and (ii) March 1, 2020, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

(b)

If the mandatory redemption date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business, on such record date, and no interest will be payable to Holders whose Notes will be subject to redemption by the Company.

(c)	Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.02 through 3.06.

3.08	Optional Redemption.

(a)

The Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to such redemption date), if redeemed during the 12-month period beginning on March 1 of each of the years indicated below:

Year	Percentage
2017	110.0%
2018	107.5%
2019	105.0%

Year	Percentage
and if redeemed thereafter until but not including September 1, 2020	102.5%
and if redeemed on or after September 1, 2020	100.0%

(b)

If the optional redemption date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business, on such record date, and no interest will be payable to Holders whose Notes will be subject to redemption by the Company.

(c)	Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(d)	Any redemption notice in connection with this Section 3.08 may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction.

3.09	Special Mandatory Redemption for Asset Seizure

In the event that (i) properties and assets of the Company and its Restricted Subsidiaries from which a majority of the Company and its Restricted Subsidiaries’ Consolidated EBITDA is derived are seized, confiscated or nationalized by, or become subject to forfeiture to, any governmental, quasi-governmental, military or other similar authority, or any similar action shall have been taken or shall have occurred (an “Asset Seizure”) and (ii) the Company, its Restricted Subsidiaries or any of their Affiliates, successors or assigns receives any compensation as a result of such Asset Seizure by way of settlement, judicial or arbitral award or otherwise (“Asset Seizure Compensation”), then the Company shall redeem all of the Notes at a price per Note equal to the Asset Seizure Redemption Price on the date that is ten Business Days following receipt of the Asset Seizure Compensation (the “Asset Seizure Redemption Date”). On the date the Asset Seizure Compensation is first received, the Company shall deposit, or cause to be deposited, all funds payable hereunder in a segregated account to be held in trust for the benefit of holders of Notes until such Notes are redeemed as provided in this Section 3.09.

3.10	No Sinking Fund; Open Market Purchases

(a)	The Company will not be required to make any sinking fund payments with respect to the Notes.

(b)

The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws and regulations, including, without limitation, Canadian Securities Legislation, so long as such acquisition does not otherwise violate the terms of this Indenture.

3.11	Tax Redemption.

(a)

If the Company becomes, or will become, obligated to pay, on the next date on which any amount may be payable with respect to the Notes, any Additional Amounts as a result of an actual change (or a change in legislation proposed by the Minister of Finance of Canada or any similar authority that, if enacted, will be effective prior to the enactment date) in, or amendment to, the laws or regulations of any Relevant Taxing Jurisdiction or a change in any official position or the introduction of an official position regarding the application or interpretation thereof (including a holding by a court of competent jurisdiction), which is publicly announced or becomes effective on or after the Issue Date, then the Company may, at its option, redeem the Notes then outstanding, in whole but not in part, upon not less than 30 nor more than 60 days’ notice (such notice to be provided not more than 90 days before the next date on which it would be obligated to pay Additional Amounts), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date). Notice of the Company’s intent to redeem the Notes shall not be effective until such time as it delivers to the Trustees an Officer’s Certificate stating that the Company is or will become obligated to pay Additional Amounts because of an amendment to or change in law or regulation or position as described in this Section 3.11.

(b)

Any redemption pursuant to Section 3.11 shall be made pursuant to the provisions of Section 3.01 and Sections 3.03 through 3.05. Any notice to redeem the Notes pursuant to this Section 3.11 shall not be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay Additional Amounts in respect of the Notes.

3.12	Offers to Repurchase by Application of Excess Proceeds.

(a)	In the event that, pursuant to Section 4.10, the Company is required to commence an Asset Disposition Offer, the Company will follow the procedures specified below.

(b)

The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five (5) Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company shall apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, Parity Lien Debt (on a pro rata basis, if applicable) required to be purchased pursuant to Section 4.10 (the “Asset Disposition Offer Amount”), or if less than the Asset Disposition Offer Amount of Notes (and, if applicable, Parity Lien Debt) has been so validly tendered, all Notes and Parity Lien Debt validly tendered in response to the Asset Disposition Offer.

(c)

If the Asset Disposition Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date and such interest will not be payable to Holders whose Notes are tendered pursuant to the Asset Disposition Offer.

(d)

Upon the commencement of an Asset Disposition Offer, the Company shall send a notice (or, in the case of Global Notes, otherwise communicate in accordance with the procedures of the Depositary) to each of the Holders, with a copy to the Trustees. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Disposition Offer. The Asset Disposition Offer shall be made to all Holders and, if required, all holders of Parity Lien Debt. The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

(1)	that the Asset Disposition Offer is being made pursuant to this Section 3.12 and Section 4.10 and the length of time the Asset Disposition Offer shall remain open;

(2)	the Asset Disposition Offer Amount, the purchase price, including the portion thereof representing any accrued and unpaid interest, and the Asset Disposition Purchase Date;

(3)	that any Note not properly tendered or accepted for payment shall continue to accrue interest;

(4)

that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Disposition Offer will cease to accrue interest on and after the Asset Disposition Purchase Date;

(5)	that Holders electing to have a Note purchased pursuant to an Asset Disposition Offer may elect to have Notes purchased in integral multiples of $1.00 only;

(6)

that Holders electing to have a Note purchased pursuant to an Asset Disposition Offer shall be required to (i) surrender such Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Note completed, or (ii) transfer such Note by book-entry transfer, in either case, to the Company, the Depositary, if applicable, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Disposition Purchase Date;

(7)

that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes if the Company, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Disposition Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;

(8)

that, if the aggregate principal amount of Notes and Parity Lien Debt surrendered by the holders thereof exceeds the Asset Disposition Offer Amount, then the Notes and such Parity Lien Debt will be purchased on a pro rata basis on the basis of the aggregate principal amount of the Notes or such Parity Lien Debt tendered and the selection of the Notes for purchase shall be made by the Canadian Trustee by such method as the Canadian Trustee in its sole discretion shall deem to be fair and appropriate, although no Note having a principal amount of $1.00 or less shall be purchased in part; and

(9)

that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same Indebtedness to the extent not repurchased.

The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is sent in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(e)

On or before the Asset Disposition Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Parity Lien Debt or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Parity Lien Debt so tendered, in the case of the Notes, in integral multiples of $1.00; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $1.00, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $1.00. The Company shall deliver, or cause to be delivered, to the Canadian Trustee the Notes so accepted and shall deliver, or cause to be delivered, to the Trustees, an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so accepted and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.12. In addition, the Company shall deliver all certificates and notes required, if any, by the agreements governing the Parity Lien Debt.

(f)

If less than all of the Notes tendered are purchased pursuant to the Asset Disposition Offer, the Company shall promptly issue a new Note, and the Canadian Trustee, upon delivery of an Authentication Order from the Company, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, unless otherwise required by law, no Opinion of Counsel or Officer’s Certificate will be required for the Canadian Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1.00 or an integral multiple of $1.00 in excess thereof. In addition, the Company will take any and all other actions required by the agreements governing the Parity Lien Debt. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

The Company will comply with all applicable securities laws and regulations, including, without limitation, Canadian Securities Legislation and the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Disposition Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

Other than as specifically provided in this Section 3.12 or Section 4.10, any purchase pursuant to this Section 3.12 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.

ARTICLE 4
COVENANTS

4.01	Payment of Notes.

(a)

The Company shall pay or cause to be paid the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if (i) in the case of the Depositary as Holder, the Paying Agent (other than the Company, a Subsidiary or any Affiliate thereof), holds as of 9:00 a.m., Toronto time, on the due date money deposited in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due and (ii) in the case of a Holder other than the Depositary, the Paying Agent (other than the Company, a Subsidiary or any Affiliate thereof), holds as of 9:00 a.m., Toronto time, on the Business Day prior to the due date money deposited in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.

(b)

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at a rate of an additional 2% per annum in addition to the applicable interest rate on the Notes at the time of such default to the extent lawful.

4.02	Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of either Trustee or an affiliate of either Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustees of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustees with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Canadian Trustee.

The Company may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustees of any such designation or rescission and of any change in the location of any such other office or agency.

4.03	Reports and Other Information.

(a)	For so long as any Notes are outstanding, Banro shall deliver to the Trustees:

(1)

on or prior to the later of (A) 90 days after the end of each fiscal year of Banro or (B) the date on which Banro is required to file (after giving effect to any available extension) such information pursuant to Canadian Securities Legislation, all annual financial information that Banro would be required to file as a reporting issuer under Canadian Securities Legislation (regardless of whether it is a reporting issuer), including annual “Management’s Discussion & Analysis” (“MD&A”) and audited financial statements;

(2)

on or prior to the later of (A) 45 days after the end of each of the first three fiscal quarters of each fiscal year of Banro or (B) the date on which Banro is required to file (after giving effect to any available extension) such information pursuant to Canadian Securities Legislation, all quarterly financial information that Banro would be required to file as a reporting issuer under Canadian Securities Legislation (regardless of whether it is a reporting issuer), including a quarterly MD&A and unaudited quarterly financial statements; and

(3)

on or prior to the tenth Business Day following the events giving rise to the requirements for Banro to file a material change report pursuant to Canadian Securities Legislation as a reporting issuer under Canadian Securities Legislation (regardless of whether it is a reporting issuer), such material change report.

(b)

Banro shall use its commercially reasonable efforts to schedule and participate in quarterly conference calls to discuss its results of operations. With respect to the reports referred to in clauses (1), (2) and (3) of Section 4.03(a), Banro shall either (A) file such reports electronically on the Canadian Securities Administrators’ SEDAR website (or any successor system); (B) file such reports electronically on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system); or (C) post such reports on a public website maintained by Banro. Such filing or posting of such reports shall constitute delivery of such information to the Trustees.

(c)	All Obligors on the Notes will comply with Section 314(a) of the Trust Indenture Act.

(d)

In the event that any Parent of Banro is or becomes a Guarantor of the Notes, Banro may satisfy its obligations under this Section 4.03 with respect to financial information relating to Banro by furnishing financial information relating to such Parent; provided that, the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent and any of its Subsidiaries other than Banro and its Subsidiaries, on the one hand, and the information relating to Banro, the Guarantors and the other Subsidiaries of Banro on a stand-alone basis, on the other hand.

(e)

If Banro has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or taken together with all other Unrestricted Subsidiaries as a group, would constitute a Significant Subsidiary, then the annual, quarterly and pro forma financial information required by clauses (1), (2) and (3) of Section 4.03(a) shall include a reasonably detailed presentation of the financial condition and results of operations of Banro and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Banro in accordance with and to the extent required by IFRS.

(f)

To the extent any information is not provided as specified in this Section 4.03 and such information is subsequently provided, Banro will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

(g)

Notwithstanding anything herein to the contrary, Banro shall not be deemed to have failed to comply with any of its obligations under this Section 4.03 for purposes of Section 6.01(a)(4) until 90 days after the date any report pursuant to this Section 4.03 is due to the Trustees.

4.04	Compliance Certificate.

(a)

The Company and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustees, within 90 days after the end of each fiscal year ending after the Issue Date, an Officer’s Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company and each Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company and each Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company and each Guarantor are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)

When any Default has occurred and is continuing under this Indenture, or if the Trustees or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Company shall promptly (which shall be no more than 30 Business Days following the date on which the Company becomes aware of such Default, receives such notice or becomes aware of such action, as applicable) send to the Trustees an Officer’s Certificate specifying such event, its status and what action the Company is taking or proposes to take with respect thereto.

Delivery of any reports, information and documents to the Trustees, including pursuant to Section 4.03, is for informational purposes only and the Trustees’ receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants pursuant to Article 4 (as to which the Trustees are entitled to rely exclusively on Officer’s Certificates).

4.05	Taxes.

The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

4.06	Stay, Extension and Usury Laws.

The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustees, but shall suffer and permit the execution of every such power as though no such law has been enacted.

4.07	Limitation on Restricted Payments.

(a)	Neither the Company nor any of the other Obligors will, directly or indirectly:

(1)

declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its or any other Obligor’s Capital Stock (including any payment in connection with any merger, amalgamation, arrangement or consolidation involving the Company or any other Obligor) other than:

	(A)	dividends or distributions payable solely in Capital Stock of an Obligor (other than Disqualified Stock); and

(B)

dividends or distributions by an Obligor (other than Banro), so long as, in the case of any dividend or distribution payable on or in respect of any Capital Stock issued by a Restricted Subsidiary of the Company that is not a Wholly Owned Subsidiary, the Company or any other Obligor holding such Capital Stock receives at least its pro rata share of such dividend or distribution;

(2)

purchase, redeem, retire or otherwise acquire for value, including in connection with any merger, amalgamation, arrangement or consolidation, any Capital Stock of the Company held by Persons other than the Company or any other Obligor (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3)

make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity, any Subordinated Obligations or Guarantor Subordinated Obligations, other than:

	(A)	Indebtedness of an Obligor owing to and held by another Obligor permitted under clause (5) of Section 4.09(b); or

(B)

the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations of any Guarantor purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

(4)	make any Restricted Investment;

(all such payments and other actions referred to in clauses (1) through (4) (other than any exception thereto) shall be referred to as a “Restricted Payment”).

Notwithstanding the foregoing, the Company or any Obligor may make a Restricted Payment in the furtherance of a Permitted Use of Cash.

4.08	Limitation on Restrictions on Distributions From Restricted Subsidiaries of the Company.

(a)

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to:

(1)

pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)

make any loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any of its Restricted Subsidiaries to other Indebtedness Incurred by the Company or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(3)

sell, lease or transfer any of its property or assets to the Company or any of its Restricted Subsidiaries (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above), where the effect of such consensual encumbrance or consensual restriction is to cause the Company or any of its Restricted Subsidiaries to not have sufficient funds to satisfy its obligations hereunder or under any other Secured Debt Document.

4.09	Limitation on Indebtedness.

(a)	Neither the Company nor any of the other Obligors will, directly or indirectly, Incur any Indebtedness.

(b)	The provisions of Section 4.09(a) shall not prohibit the Incurrence of the following Indebtedness:

(1)	the following Indebtedness of the Company or any of the other Obligors pursuant to Debt Facilities and Forward Sale/Streaming Facilities:

(A)	the Namoya Streaming Obligations;

(B)	the Twangiza Streaming Obligations;

(C)	the Twangiza Forward Obligations; and

(D)	the Namoya Forward Obligations;

(2)	Indebtedness represented by the Notes (including any Note Guarantee);

(3)

Indebtedness of the Company and any of the other Obligors in the following principal (or equivalent) amounts payable to the following creditors (such amounts shall reduce as the obligations are repaid):

(A)	$845,000 – Rawbank SA (gold forward agreement)

together with unsecured Indebtedness of the Company and any of the other Obligors in the following principal amounts payable to the following creditors (the principal amounts shall reduce as the obligations are repaid, unless such Indebtedness is extended or refinanced):

(B)	$7,032,000 – Banque Commerciale Du Congo SA (loan agreement)

(C)	$840,000 – Rawbank SA (loan agreement)

(4)	Indebtedness of an Obligor to another Obligor; provided, however,

(A)	if the Company is the obligor on Indebtedness owing to a Non-Guarantor, such Indebtedness is expressly subordinated in right of payment of all obligations with respect to the Notes;

(B)	if a Guarantor is the obligor on such Indebtedness and a Non-Guarantor is the obligee, such Indebtedness is expressly subordinated in right of payment to the Note Guarantee of such Guarantor; and

(C)	(i)	any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or any other Obligor; and

	(ii)	any sale or other transfer of any such Indebtedness to a Person other than the Company or any other Obligor,

shall be deemed, in each case under this clause (4)(C), to constitute an Incurrence of such Indebtedness by the Company or such Obligor, as the case may be;

(5)	Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

(6)

Indebtedness (including Capitalized Lease Obligations) of the Company or any other Obligor Incurred to finance the purchase, design, lease, construction, repair, replacement or improvement of any property (real or personal), plant or equipment used or to be used in a Similar Business and any Indebtedness of the Company or any other Obligor that serves to refund or refinance any Indebtedness Incurred pursuant to this clause (6), in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (6) and then outstanding, will not exceed $25,000,000, from time to time; provided however, for greater certainty, any lease liabilities associated with hydro power, wind power or solar power solutions, including those covered under IFRIC 4, are not included in the aforementioned threshold of $25,000,000;

(7)

Indebtedness Incurred by the Company or any other Obligor in respect of (a) workers’ compensation claims, health, disability or other employee benefits; (b) property, casualty or liability insurance, self-insurance obligations; and (c) statutory, appeal, completion, export, import, customs, revenue, performance, bid, surety and similar bonds and completion Guarantees (not for borrowed money) provided in the ordinary course of business;

(8)

Indebtedness arising from agreements of the Company or any other Obligor providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets of the Company or any business, assets or Capital Stock of any other Obligor, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that:

(A)

the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

(B)

such Indebtedness is not reflected on the balance sheet of the Company or any other Obligor (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (8));

(9)

Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

(10)	the Incurrence or issuance by the Company or any Obligor of Refinancing Indebtedness that serves (or will serve) to refund or refinance any Indebtedness Incurred as permitted under Section 4.09(b)(2);

(11)	Indebtedness of the Company or any other Obligor consisting of the financing of insurance premiums incurred in the ordinary course of business;

(12)	Indebtedness of the Company or any other Obligor consisting of take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;

(13)

Indebtedness of the Company, to the extent the net proceeds thereof are promptly (a) used to purchase the Notes tendered in connection with a Change of Control Offer or (b) deposited to defease the Notes as described under Article 8 or Article 13 or to redeem all of the Notes;

(14)	Non-Recourse Project Debt;

(15)

Indebtedness of the Company or any other Obligor in an amount not to exceed $20,000,000, from time to time, provided that such Indebtedness is in the form of new working capital loans, credit facilities, letters of credit or gold forward sales;

(16)	the Dore Loan Obligations;

(17)

unsecured Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (17) and then outstanding, will not exceed $20,000,000, from time to time; and

(18)	guarantees by any Obligor of any Indebtedness excepted from the Limitation on Indebtedness as set out in paragraphs (1) through (17) above.

(c)

The Company shall not Incur any Indebtedness under Section 4.09(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Guarantor shall Incur any Indebtedness under Section 4.09(b) if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Guarantor unless such Indebtedness shall be subordinated to the obligations of such Guarantor under its Note Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior lien basis.

(d)	For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.09:

(1)

in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.09(b), the Company, in its sole discretion, shall classify such item of Indebtedness on the date of Incurrence and may later classify such item of Indebtedness in any manner that complies with Section 4.09(b) and only be required to include the amount and type of such Indebtedness in one of such clauses under Section 4.09(b);

(2)	Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(3)

the principal amount of any Disqualified Stock of the Company or any other Obligor, or Preferred Stock of a Non-Guarantor, shall be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(4)

Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness; and

(5)	the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with IFRS.

(e)

Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

(f)

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary of the Company, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.09, the Company shall be in Default of this Section 4.09).

(g)

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar- denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

4.10	Asset Dispositions.

(a)	Neither the Company nor any of the other Obligors will cause, make or suffer to exist any Asset Disposition unless:

(1)

the Company or such other Obligor, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the assets subject to such Asset Disposition;

	(2)	at least 75% of the consideration from such Asset Disposition received by the Company or such other Obligor, as the case may be, is in the form of cash or Cash Equivalents; and

(3)

an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such other Obligor, as the case may be, within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, as follows:

(A)

(i) to permanently reduce Priority Lien Debt (and to correspondingly reduce commitments with respect thereto, if applicable); and (ii) if there is no Priority Lien Debt outstanding, to permanently reduce Parity Lien Debt (other than any Disqualified Stock) other than Indebtedness owed to the Company or an Affiliate of the Company; provided that the Company shall equally and rateably reduce obligations under the Notes as provided under “—Optional Redemption,” through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest on the amount of Notes that would otherwise be prepaid; or

(B)

to invest in additional assets to the extent such investment is an investment in (i) Development Properties in accordance with Section 4.13 hereof or (ii) any property, plant, equipment or other asset (excluding working capital or current assets for the avoidance of doubt) to be used by the Company or any other Obligor at the Namoya Property or the Twangiza Property (collectively (A) and (B) shall be referred to as “Permitted Uses of Cash” or a “Permitted Use of Cash”);

provided that pending the final application of any such Net Available Cash in accordance with clause (A) or (B) above, the Company and the Obligors may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture; provided, further, that in the case of clause (B), a binding commitment to invest in additional assets shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Company or such other Obligor enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Available Cash is applied in connection therewith, the Company or such Obligor enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination, it being understood that if a Second Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash shall constitute Excess Proceeds.

(4)	For the purposes of clause (2) above and for no other purpose, the following shall be deemed to be cash:

(A)

any liabilities (as shown on the Company’s or such Obligor’s most recent balance sheet) of the Company or any of the other Obligors (other than liabilities that are by their terms subordinated to the Notes or the Note Guarantees) that are assumed by the transferee of any such assets and from which the Company and all such Obligors have been validly released by all creditors in writing; and

(B)

any securities, notes or other obligations received by the Company or any of the other Obligors from the transferee that are converted by the Company or such Obligor into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition.

(b)

Subject to the Collateral Trust Agreement, any Net Available Cash from Asset Dispositions that is not applied or invested as provided in Section 4.10(a) will be deemed to constitute “Excess Proceeds.” If the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer (“Asset Disposition Offer”) to all Holders and, to the extent required by the terms of outstanding Parity Lien Debt, to all holders of such Parity Lien Debt, to purchase the maximum aggregate principal amount of Notes and any such Parity Lien Debt that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to such Asset Disposition Purchase Date), in accordance with the procedures set forth in Section 3.12 or the agreements governing the Parity Lien Debt, as applicable, in each case in denominations of $1.00 and larger integral multiples of $1.00 in excess thereof. The Company shall commence an Asset Disposition Offer with respect to Excess Proceeds by mailing (or otherwise communicating in accordance with the procedures of the Depositary) the notice required by Section 3.12, with a copy to the Trustees. To the extent that the aggregate amount of Notes and Parity Lien Debt validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other Parity Lien Debt surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Canadian Trustee shall select the Notes and Parity Lien Debt to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Parity Lien Debt. Upon completion of such Asset Disposition Offer, regardless of the amount of Excess Proceeds used to purchase Notes pursuant to such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

4.11	Transactions with Affiliates.

(a)

The Company and the other Obligors shall not, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or asset or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate consideration in excess of $1.0 million, unless:

(1)

the terms of such Affiliate Transaction are no less favorable to the Company or such Obligor, as the case may be, than those that could have been obtained by the Company or such Obligor in a comparable transaction at the time of such transaction in arms’ length dealings with a Person that is not an Affiliate;

(2)

in the event such Affiliate Transaction involves an aggregate consideration in excess of $5.0 million there is set forth in an Officer’s Certificate a determination that such Affiliate Transaction satisfies the criteria in clause (1) above;

(3)

in the event such Affiliate Transaction involves an aggregate consideration in excess of $10.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of Banro and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

(4)

in the event such Affiliate Transaction involves an aggregate consideration in excess of $30.0 million, the Company has received a written opinion from an Independent Financial Advisor that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at the time of such transaction in arms’ length dealings with a Person that is not an Affiliate.

(b)	Section 4.11(a) shall not apply to:

(1)	any transaction between the Company and any of the other Obligors or between any Obligors of the Company:

(2)	any Guarantees issued by the Company or an Obligor for the benefit of the Company or any other Obligor, as the case may be, in accordance with Section 4.09;

(3)	any Restricted Payment permitted to be made pursuant to Section 4.07 and any Permitted Investments;

(4)

any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or as the funding of, employment agreements and severance and other compensation arrangements, options to purchase Capital Stock of Banro, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers, directors and employees approved by the Board of Directors of Banro;

(5)

the payment of reasonable and customary fees and reimbursements or employee benefits paid to, and indemnity provided on behalf of, directors, officers, employees or consultants of the Company or any of the other Obligors;

(6)

loans or advances (or cancellations of loans or advances) to employees, officers or directors of the Company or any of the other Obligors in the ordinary course of business, in an aggregate amount not in excess of $1.0 million (without giving effect to the forgiveness of any such loan);

(7)

any agreement as in effect as of the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the Holders in any material respect in the good faith judgment of the Board of Directors of Banro, when taken as a whole, than the terms of the agreements in effect on the Issue Date;

(8)

any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by, or merged into or amalgamated, arranged or consolidated with the Company or any other Obligor; provided that such agreement was not entered into in contemplation of such acquisition, merger, amalgamation, arrangement or consolidation, and any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of the Board of Directors of Banro, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition, merger, amalgamation, arrangement or consolidation);

(9)

transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services or any management services or support agreements, in each case in the ordinary course of the business of the Company or any other relevant Obligors and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the members of the Board of Directors or Senior Management of Banro, such transactions or agreements are on terms that are not materially less favorable, when taken as a whole, to the Company or the relevant Obligors than those that could have been obtained at the time of such transactions or agreements in a comparable transaction or agreement by the Company or such Obligor with an unrelated Person;

(10)

any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and any agreement that grants registration and other customary rights in connection therewith or otherwise to the direct or indirect securityholders of the Company (and the performance of such agreements);

(11)

any transaction with a Person which would constitute an Affiliate Transaction solely because the Company or any other Obligor owns any equity interest in or otherwise controls such Person; provided that no Affiliate of the Company, other than the Company or any other Obligor, shall have a beneficial interest or otherwise participate in such Person other than through such Affiliate’s ownership of the Company;

(12)

transactions between the Company or any other Obligor and any Person that is an Affiliate solely because one or more of its directors is also a director of the Company or any other Obligor; provided that such director abstains from voting as a director of the Company or such Obligor, as the case may be, on any matter involving such other Person;

(13)

any merger, amalgamation, arrangement, consolidation or other reorganization of the Company with an Affiliate solely for the purpose and with the sole effect of forming a holding company or reincorporating the Company in a new jurisdiction;

(14)

the entering into of a tax sharing agreement, or payments pursuant thereto, between Banro and one or more Subsidiaries, on the one hand, and any other Person with which Banro and such Subsidiaries are required or permitted to file a consolidated tax return or with which Banro and such Subsidiaries are part of a consolidated group for tax purposes, on the other hand;

(15)

any employment, deferred compensation, consulting, non-competition, confidentiality or similar agreement entered into by the Company or any other Obligor with its employees or directors in the ordinary course of business and payments and other benefits (including bonus, retirement, severance, health, stock option and other benefit plans) pursuant thereto;

(16)	pledges of Capital Stock or Indebtedness of Unrestricted Subsidiaries; and

(17)

transactions in which the Company or any other Obligor delivers to the Trustees a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Obligor from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, than those that might reasonably have been obtained by the Company or such Obligor in a comparable transaction at such time on an arms’ length basis from a Person that is not an Affiliate.

4.12	Limitation on Liens.

(a)

Neither the Company nor any of the other Obligors will, directly or indirectly, create, Incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any Collateral, whether owned on the Issue Date or acquired after the Issue Date, which Lien is securing any Indebtedness.

(b)

Neither the Company nor any of the other Obligors will, directly or indirectly, create, Incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any Excluded Assets, whether owned on the Issue Date or acquired after the Issue Date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens:

(1)

in the case of Liens securing Subordinated Obligations or Guarantor Subordinated Obligations, the Notes and related Note Guarantees are secured by a Lien on such property or assets that is senior in priority to such Liens; or

(2)	in all other cases, the Notes and related Note Guarantees are equally and rateably secured or are secured by a Lien on such property or assets that is senior in priority to such Liens.

Any Lien created for the benefit of Holders pursuant to this Section 4.12(b) shall be automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

4.13	Limitation on Development Expenses

(a)	Neither the Company nor any of the other Obligors will, directly or indirectly, make any expenditures or investments relating to the Development Properties.

(b)	The provisions of Section 4.13(a) will not prohibit:

(1)

expenditures and investments required to provide security, adhere to permitting and regulatory requirements and maintain the Development Properties in good standing for an aggregate of up to $4.0 million per year;

	(2)	annual exploration expenditures relating to the Kamituga Property not to exceed $2.0 million per year;

(3)

a cumulative amount of $10.0 million to advance the Lugushwa Property to issuance of a Prefeasibility Study with cumulative expenditures not to exceed $4.0 million within 12 months of the Issue Date, $8.0 million within 24 months of the Issue Date and $10.0 million thereafter; and

	(4)	additional expenditures and investments on the Development Properties in an aggregate amount not to exceed 50% of the cumulative net proceeds of equity offerings by Banro since the Issue Date.

4.14	Corporate Existence.

Subject to Article 5, the Company and each of the Obligors shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence and the corporate, partnership, limited liability company or other existence, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Obligor and (2) the rights (charter and statutory), licenses and franchises of the Company and the other Obligors; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of the Obligors, if Banro in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the other Obligors, taken as a whole.

4.15	Maintenance of Ratings

The Company shall, for so long as any Notes are outstanding, use commercially reasonable best efforts to maintain public ratings on the Notes from at least one of S&P, Moody’s, or Fitch, or a nationally recognized rating agency, if each of the three named rating agencies cease publishing ratings of investments (provided, however, that the Company shall not be required to maintain any minimum credit rating).

4.16	Offer to Repurchase Upon Change of Control.

(a)

If a Change of Control occurs, unless the Company has given notice to redeem all of the Notes pursuant to Section 3.03, the Company shall, within 30 days following any Change of Control, make an offer to purchase all of the outstanding Notes (a “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount of such outstanding Notes plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”) (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the Change of Control Payment Date). The Company shall mail a notice of such Change of Control Offer to each Holder or otherwise give notice in accordance with the applicable procedures of the Depositary, with a copy to the Trustees, stating:

(1)

that a Change of Control Offer is being made pursuant to this Section 4.16 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the Change of Control Payment Date);

(2)	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(3)	that Notes must be tendered in multiples of $1.00, and any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)

that, unless the Company defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(5)

that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to (i) surrender such Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Note completed, or (ii) transfer such Note by book-entry transfer, in either case, to the Company, the Depositary, if applicable, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)

that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that if the Company, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the close of business on the 20th Business Day following the date of the Change of Control notice, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)

that if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $1.00 or an integral multiple of $1.00 in excess thereof); and

(8)	any other instructions, as determined by the Company consistent with this Section 4.16, that a Holder must follow.

The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is sent in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b)	On the Change of Control Payment Date, the Company shall, to the extent lawful:

	(1)	accept for payment all Notes or portions of Notes (of $1.00 or larger integral multiples of $1.00 in excess thereof) properly tendered pursuant to the Change of Control Offer;

	(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(3)

deliver or cause to be delivered to the Canadian Trustee for cancellation the Notes so accepted and deliver or cause to be delivered to the Trustees an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this Section 4.16.

(c)

The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Canadian Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1.00 or integral multiples of $1.00 in excess thereof.

(d)

If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid on such Interest Payment Date to the Person in whose name the Note is registered at the close of business on such Record Date, and no interest shall be payable to Holders whose Notes are tendered pursuant to the Change of Control Offer.

(e)

The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes an offer to purchase all of the outstanding Notes in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.16 applicable to a Change of Control Offer and such third party purchases all Notes validly tendered and not withdrawn under such offer to purchase.

(f)

The Company shall comply with all applicable securities laws and regulations, including, without limitation, Canadian Securities Legislation and the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of the conflict.

(g)	Other than as specifically provided in this Section 4.16, any purchase pursuant to this Section 4.16 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

4.17	Additional Note Guarantees.

(a)

The Obligors shall cause each of its Subsidiaries, other than an Immaterial Subsidiary, that is not a Guarantor to (i) execute and deliver to the Trustees a supplemental indenture to this Indenture, the form of which is attached as Exhibit B hereto, pursuant to which such Restricted Subsidiary shall, subject to the proviso below and Section 4.17(c), irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other obligations under this Indenture; (ii) execute and deliver to the Collateral Agent such amendments or supplements to the Collateral Documents necessary in order to grant to the Collateral Agent, for the benefit of the Notes Secured Parties, a perfected security interest in the equity interests of such Subsidiary, subject to Permitted Liens and the Collateral Trust Agreement, which are owned by the Company or a Guarantor and are required to be pledged pursuant to the Collateral Documents; (iii) take such actions as are necessary to grant to the Collateral Agent for the benefit of the Notes Secured Parties a perfected security interest in the assets of such Subsidiary, subject to Permitted Liens and the Collateral Trust Agreement, including the filing of financing statements, in each case as may be required by the Collateral Documents; and (iv) take such further action and execute and deliver such other documents specified in the Indenture Documents or as otherwise may be reasonably requested by the Trustees or Collateral Agent, including, where applicable, an Opinion of Counsel addressed to the Trustees to the effect that such Note Guarantee or Note Guarantees have been duly authorized, executed and delivered, and constitute a valid, binding, obligation of such Restricted Subsidiary, enforceable against it, to give effect to the foregoing; provided, however, that a Restricted Subsidiary that is not a Wholly Owned Subsidiary shall not be required to Guarantee the Notes if the Board of Directors of such other Obligor determines in good faith that such Guarantee would be inconsistent with applicable law.

(b)

The obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under laws applicable to such Guarantor.

(c)

Notwithstanding anything to the contrary contained in this Indenture, a Note Guarantee provided pursuant to this Section 4.17 by a Subsidiary that is organized in a jurisdiction located outside of the United States or Canada may be a Limited Guarantee if the Board of Directors of such Subsidiary, in consultation with local counsel, makes a reasonable determination that such Subsidiary cannot fully and unconditionally guarantee the Notes due to legal requirements within such jurisdiction.

4.18	Limitation on Sale/Leaseback Transactions.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction.

4.19	Further Assurances; After Acquired Property.

The Company and each other Obligor shall, at their sole cost and expense, (i) execute and deliver all such agreements and instruments as may be necessary and as the Collateral Agent shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Documents and (ii) make such registrations and file any such notice filings or other agreements or instruments as may be reasonably necessary under applicable law to perfect (and maintain the perfection and priority of) the Liens created by the Collateral Documents, subject to Permitted Liens, at such times and at such places as the Collateral Agent may reasonably request, in each case subject to the terms of the Collateral Documents.

4.20	Information Regarding Collateral.

The Company shall furnish to the Collateral Agent, with respect to the Company or any Guarantor, prompt written notice of any change in such Person’s (i) organizational name, (ii) jurisdiction of organization or formation, (iii) identity or organizational structure or (iv) organizational identification number. The Company and the Guarantors shall make all registration and notice filings or such other filings that are required by applicable law in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

4.21	Business Activities.

The Company and the Obligors shall not engage in any business other than a Similar Business.

4.22	Limitation on Joint Venture Agreements

(a)

Neither the Company nor any of the other Obligors will, directly or indirectly, enter into joint venture agreement(s) or sell any equity interest or participating interest in the Namoya Property or the Twangiza Property.

(b)

Neither the Company nor any of the other Obligors will, directly or indirectly, enter into joint venture agreement(s) or sell any equity interest or participating interest in the Kamituga Property or the Lugushwa Property until the later of:

	(1)	public disclosure of a Prefeasibility Study with respect to the applicable property; and

	(2)	the date that is two years after the Issue Date.

4.23	Assignment and Assumption.

The parties hereto shall execute and deliver the Assignment and Assumption Agreement forthwith following the execution and delivery of this Indenture.

ARTICLE 5
SUCCESSORS

5.01	Merger, Amalgamation, Arrangement, Consolidation or Sale of All or Substantially All Assets.

Neither the Company nor any other Obligor will merge with or into, amalgamate or consolidate with, or wind up into or propose an arrangement with (whether or not the Company or the applicable Obligor is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless in the case of the Company, it is pursuant to a Change of Control and the Company complies with the requirements of Section 4.14 hereof.

5.02	Successor Entity Substituted.

Upon any consolidation, merger, amalgamation, or arrangement, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or a Guarantor in accordance with Section 5.01, the successor Person formed by such consolidation or into or with which the Company or a Guarantor, as applicable, is merged, amalgamated or wound up or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, winding up, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company or such Guarantor, as applicable, shall refer instead to the successor entity and not to the Company or such Guarantor, as applicable), and may exercise every right and power of the Company or such Guarantor, as applicable, under this Indenture, the Notes and the Note Guarantees with the same effect as if such successor Person had been named as the Company or such Guarantor, as applicable, herein; provided that, in the case of a lease of all or substantially all its assets, the Company shall not be released from the obligation to pay the principal of and interest on the Notes, and a Guarantor shall not be released from its obligations under its Note Guarantee.

ARTICLE 6
DEFAULTS AND REMEDIES

6.01	Events of Default.

(a)	Each of the following is an “Event of Default”:

(1)	default in any payment of interest on any Note when due, continued for 30 days;

(2)	default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)	failure by the Company or any Guarantor to comply with its obligations under Section 5.01;

(4)

failure by the Company or any Guarantor to comply for 30 days after receipt of written notice given by the Trustees or the Holders of not less than 25% in principal amount of the then-outstanding Notes with any of its obligations under Section 3.12 or Article 4 (other than (A) a failure to purchase Notes, which constitutes an Event of Default under clause (2) above, (B) a failure to comply with Section 5.01, which constitutes an Event of Default under clause (3) above, or (C) a failure to comply with Section 4.03 or Section 9.07 which constitute Events of Default under clause (5) below);

(5)

failure by the Company or any Guarantor to comply for 90 days after receipt of written notice given by the Trustees or the Holders of not less than 25% in principal amount of the then-outstanding Notes with its other agreements contained in this Indenture or the Notes to the extent not described in (1), (2), (3) or (4) above;

(6)

default under any Indebtedness in the amount of $8,000,000 or more for money borrowed by the Company, any other Obligor or the Guarantors (or the payment of which is Guaranteed by the Company or any other Obligor), that has not been cured before the earlier of (i) any applicable cure period in the document that governs such Indebtedness and (ii) 30 days after such default:

(7)	default under the Dore Loan Agreement that has not been cured before the earlier of (i) any applicable cure period in such agreement and (ii) 30 days after such default;

(8)	default under any Priority Lien Debt that has not been cured before the earlier of (i) any applicable cure period in the document that governs such Indebtedness and (ii) 30 days after such default;

(9)

any Banro Event of Default under the Forward Sale/Streaming Agreements (as defined therein) in respect of which has not been cured before the earlier of (i) any applicable cure period in the Forward Sale/Streaming Agreement and (ii) 30 days after such default;

(10)

failure by the Company, its Subsidiaries or any Guarantor to pay final judgments aggregating in excess of $8.0 million (or its foreign currency equivalent) (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final and non-appealable;

(11)	the Company, any Obligor or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences proceedings to be adjudicated bankrupt or insolvent;

(B)

consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(C)

consents to the appointment of a custodian, receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D)	makes a general assignment for the benefit of its creditors; or

(E)	the admission by it in writing of its inability to pay its debts generally as they become due;

(12)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against the Company, any other Obligor, or any Subsidiary in a proceeding in which the Company is to be adjudicated bankrupt or insolvent;

(B)

appoints a custodian, receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any other Obligor or any Subsidiary for all or substantially all of the property of the Company; or

(C)	orders the liquidation, dissolution, readjustment of debt, reorganization or winding up of the Company, any other Obligor or any Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(13)

any Note Guarantee ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under this Indenture or its Note Guarantee; or

(14)

(i) any security interest created by any Collateral Document ceases to be in full force and effect (except as permitted by the terms of this Indenture or the Collateral Documents) or (ii) the breach or repudiation by the Company, any other Obligor or the Guarantors of any of their obligations under any Collateral Document; provided that, in the case of clauses (i) and (ii), such cessation, breach or repudiation, individually or in the aggregate, results in Collateral having a Fair Market Value in excess of $5.0 million not being subject to a valid, perfected security interest.

(b)

In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6), (7), (8), (9) or (10) of Section 6.01(a) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if:

(1)

the default triggering such Event of Default pursuant to clause (6), (7), (8), (9) or (10) of Section 6.01(a) shall be remedied or cured by the Company, any other Obligor, or any Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto; or

(2)

(A) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (B) all existing Events of Default, except nonpayment of principal of, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived;

6.02	Acceleration.

(a)

If an Event of Default (other than an Event of Default specified in clause (11) or (12) of Section 6.01(a)) occurs and is continuing, the Trustees by written notice to the Company, specifying the Event of Default, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustees, may, and the Trustees at the written request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, shall be due and payable immediately.

(b)

If an Event of Default specified in clause (11) or (12) of Section 6.01(a) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustees or any Holders.

6.03	Other Remedies.

(a)

If an Event of Default occurs and is continuing, the Trustees may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)

The Trustees may maintain a proceeding even if they do not possess any of the Notes or do not produce any of them in the proceeding. A delay or omission by the Trustees or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

6.04	Waiver of Past Defaults.

The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustees may on behalf of all Holders waive any past or existing Default (except with respect to nonpayment of principal, premium or interest) and rescind any acceleration with respect to the Notes and its consequences hereunder (including any related payment default that resulted from such acceleration), provided that, in the case of the rescission of any acceleration with respect to the Notes, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default (except nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration) have been cured or waived.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

If a Default is deemed to occur solely because a Default (the “Initial Default”) already existed, and such Initial Default is subsequently cured and is not continuing, the Default or Event of Default resulting solely because the Initial Default existed shall be deemed cured, and shall be deemed annulled, waived and rescinded without any further action required.

6.05	Control by Majority.

The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustees or of exercising any trust or power conferred on the Trustees. However, the Trustees may refuse to follow any direction that conflicts with law or this Indenture, the Notes or any Note Guarantee, or that the Trustees determine in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustees in personal liability or expense for which the Trustees have not been offered an indemnity reasonably satisfactory to them.

6.06	Limitation on Suits.

Subject to Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)	such Holder has previously given the Trustees written notice that an Event of Default is continuing;

(2)	the Holders of at least a majority in principal amount of the then outstanding Notes have requested the Trustees in writing to pursue the remedy;

(3)	such Holders have offered the Trustees funding and indemnity reasonably satisfactory to the Trustees against any loss, liability or expense;

(4)	the Trustees have not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)

the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustees a direction that, in the opinion of the Trustees, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder, it being understood that the Trustees do not have an affirmative duty to ascertain whether or not any actions or forbearances by a Holder are unduly prejudicial to other Holders.

6.07	Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note (including in connection with an Asset Disposition Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

6.08	Collection Suit by Trustees.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustees may recover judgment in their own names and as trustees of an express trust against the Company and any other obligor on the Notes for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustees and their respective agents and counsel.

6.09	Restoration of Rights and Remedies.

If the Trustees or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustees or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Guarantors, the Trustees and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustees and the Holders shall continue as though no such proceeding has been instituted.

6.10	Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustees or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy is, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

6.11	Delay or Omission Not Waiver.

No delay or omission of the Trustees or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustees or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustees or by the Holders, as the case may be.

6.12	Trustees May File Proofs of Claim.

The Trustees may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustees (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustees, their respective agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustees, and in the event that the Trustees shall consent to the making of such payments directly to the Holders, to pay to the Trustees any amount due to them for the reasonable compensation, expenses, disbursements and advances of the Trustees and their respective agents and counsel, and any other amounts due the Trustees under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustees, their respective agents and counsel, and any other amounts due the Trustees under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustees to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustees to vote in respect of the claim of any Holder in any such proceeding.

6.13	Priorities.

If the Trustees collect any money or property pursuant to this Article 6, they shall pay out the money in the following order:

(1)

to the Trustees and their respective agents and attorneys for amounts due under Section 7.07, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustees and the costs and expenses of collection;

(2)

to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest rateably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(3)	to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustees may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustees shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 13.02.

6.14	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against any Trustees for any action taken or omitted by them as Trustees, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by either Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEES

7.01	Duties of Trustees.

(a)

If an Event of Default has occurred and is continuing, the Trustees shall exercise the rights and powers vested in them by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)	Except during the continuance of an Event of Default:

(1)

the Trustees undertake to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustees; and

(2)

in the absence of willful misconduct on their part, the Trustees may, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustees and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustees, the Trustees shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)	The Trustees may not be relieved from liability for their own negligent action, their own negligent failure to act, or their own willful misconduct, except that:

(1)	this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)

the Trustees will not be liable for any error of judgement made in good faith by a Responsible Officer of either Trustee, unless it is proved that the Trustees were negligent in ascertaining the pertinent facts; and

(3)

the Trustees will not be liable with respect to any action each may take or omit to take in good faith in accordance with a direction received by such Trustee pursuant to Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust power conferred upon the Trustees under this Indenture.

(d)

Subject to this Article 7, if an Event of Default occurs and is continuing, the Trustees shall be under no obligation to exercise any of their rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustees indemnity or security reasonably satisfactory to them against any loss, liability or expense.

(e)	The Trustees shall not be liable for interest on any money received by them except as the Trustees may agree in writing with the Company.

(f)	Money held in trust by the Trustees need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

(g)

No provision of this Indenture shall require the Trustees to expend or risk their own funds or otherwise incur financial liability in the performance of any of their duties hereunder or in the exercise of any of their rights or powers, if they shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them.

(h)	Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section 7.01.

7.02	Rights of Trustees.

(a)

In the absence of willful misconduct on their part, the Trustees may conclusively rely on any document believed by them to be genuine and to have been signed or presented by the proper Person. The Trustees need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustees pursuant to any provision hereof, the Trustees shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)

Before the Trustees act or refrain from acting, they may require an Officer’s Certificate or an Opinion of Counsel or both conforming to Section 13.04. The Trustees shall not be liable for any action they take or omit to take in good faith in conclusive reliance on the Officer’s Certificate or Opinion of Counsel.

(c)	The Trustees may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)

The Trustees shall not be liable for any action they take or omit to take in good faith which they believe to be authorized or within their rights or powers; provided, however, that the Trustees’ conduct does not constitute bad faith, willful misconduct or negligence.

(e)

The Trustees may consult with counsel of their selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes, including any Opinion of Counsel, shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by them hereunder in good faith and in accordance with the advice or opinion of such counsel, including any Opinion of Counsel.

(f)	The Trustees shall not be required to give any bond or surety in respect of the performance of their powers and duties hereunder.

(g)

The Trustees shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustees may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein.

(h)

The permissive rights of the Trustees to do things enumerated in this Indenture shall not be construed as duties and, with respect to such permissive rights, the Trustees shall not be answerable for other than their negligence or willful misconduct;

(i)

Except for an Event of Default under Sections 6.01(a)(1) or (2) hereof, the Trustees shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the respective Trustee has received written notice thereof at the Corporate Trust Office of such Trustee, and such notice references the Notes and this Indenture. In the absence of any such notice, and except for a default under Sections 6.01(a)(1) or (2) hereof, the Trustees may conclusively assume that no Default or Event of Default exists.

(j)

The rights, privileges, protections, immunities and benefits given to the Trustees, including, without limitation, their right to be indemnified, are extended to, and shall be enforceable by, the Trustees in each of their capacities hereunder.

(k)

In no event shall the Trustees be responsible or liable for any failure or delay in the performance of their obligations hereunder arising out of or caused by, directly or indirectly, forces beyond their control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustees shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l)

In no event shall the Trustees be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustees have been advised of the likelihood of such loss or damage and regardless of the form of action.

(m)

Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a board resolution.

(n)

The Trustees may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be updated and delivered to the Trustees at any time by the Company in its discretion.

7.03	Individual Rights of Trustees.

Each Trustee in their individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the U.S. Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A U.S. Trustee who has resigned or been removed shall be subject to TIA Section 311(a). For purposes of TIA Section 311(b)(4) and (6):

(a)

“cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)

“self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the U.S. Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

7.04	Trustees’ Disclaimer.

The Trustees shall not be responsible for and make no representation as to the validity or adequacy of this Indenture or the Notes and they shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Canadian Trustee’s certificate of authentication.

7.05	Notice of Defaults.

If a Default or an Event of Default occurs and is continuing of which a Responsible Officer of either Trustee has received written notice in accordance with Section 7.02(i) herein, the Trustees shall send to each Holder a notice of the Default within 90 days after it occurs. Except in the case of an Event of Default specified in clauses (1) or (2) of Section 6.01(a), the Trustees may withhold from the Holders notice of any continuing Default or an Event of Default if the Trustees determine in good faith that withholding the notice is in the interests of the Holders.

7.06	Reports by the Company to Holders.

(a)

The Trustees shall transmit to Holders reports concerning the Company and its actions under this Indenture. The interval between transmission of reports to be transmitted at intervals shall be 12 months. Such report shall be due on March 1 of each year following the first issuance of Notes.

(b)

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Company with each stock exchange upon which the Notes are listed, and with the Company. The Company shall promptly notify the Trustees in writing when the Notes are listed on any stock exchange and of any delisting therefrom.

7.07	Reports by the U.S. Trustee to Holders.

(a)

Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the U.S. Trustee will send to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The U.S. Trustee also will comply with TIA § 313(b)(2). The U.S. Trustee will transmit all such reports as required by TIA Section 313(c).

(b)

A copy of each report at the time of its mailing to the Holders of Notes will be sent by the U.S. Trustee to the Company and filed by the U.S. Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company will promptly notify the Trustees when the Notes are listed on or delisted from any stock exchange.

7.08	Compensation and Indemnity.

(a)

The Company and the Guarantors, jointly and severally, shall pay to the Trustees from time to time such compensation for their services as shall be agreed to in writing from time to time by the Company, the Guarantors and the Trustees. The Trustees’ compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustees upon request for all reasonable expenses incurred or made by them, including costs of collection, in addition to the compensation for their services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustees’ agents, counsel, accountants and experts. The Company and the Guarantors, jointly and severally, shall indemnify the Trustees, their respective agents, representatives, officers, directors, employees and attorneys against any and all loss, liability, damage, claim (whether asserted by the Company, a Guarantor, a Holder or any other person) or expense (including reasonable compensation and expenses and disbursements of the Trustees’ counsel) incurred by them in connection with the administration of this trust and the performance of their duties or in connection with the exercise or performance of any of their rights or powers hereunder. The Trustees shall notify the Company promptly of any claim for which they may seek indemnity. Failure by the Trustees to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustees shall provide reasonable cooperation in such defense. The Trustees may have separate counsel of their selection and the Company shall pay the fees and expenses of such counsel reasonably acceptable to the Company; provided, however, that the Company shall not be required to pay such fees and expenses if the Company assumes such defense unless there is a conflict of interest between the Company and the Trustees in connection with such defense as determined by Trustees in consultation with counsel. Notwithstanding the foregoing, the Company need not reimburse any expense or indemnify against any loss, liability, damage, claim or expense incurred by the Trustees determined by a court of competent jurisdiction in a final non-applicable judgment to have been caused by the Trustees’ own willful misconduct or negligence. Without limiting the generality of the foregoing, the obligation to indemnify, defend and save harmless pursuant to this Section 7.08 shall apply in respect of liabilities suffered by, imposed upon, incurred in any way connected with or arising from, directly or indirectly, any environmental laws with respect to any property of the Company or its Subsidiaries.

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(b)

To secure the payment obligations of the Company and the Guarantors in this Section 7.08, the Trustees shall have a Lien prior to the Notes on all money or property held or collected by the Trustees, in their capacity as Trustees, other than money or property held in trust to pay principal of and interest, if any, on particular Notes.

(c)

The Company’s payment obligations pursuant to this Section 7.08 shall survive the resignation or removal of the Trustees and the discharge of this Indenture. When the Trustees incur expenses after the occurrence of a Default or an Event of Default specified in Section 6.01(a)(11) or (12) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

7.09	Compliance with Anti-Money Laundering Legislation

The Trustees shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustees, in their sole judgment, determine that such act might cause them to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustees (or any one of them), in their sole judgment, determine at any time that their acting under this Indenture has resulted in them being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then they shall have the right to resign on 10 days written notice to the Company provided: (i) that such Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to such Trustee’s satisfaction within such 10-day period, then, at the option of the Company, such resignation shall not be effective.

7.10	Replacement of Trustees.

(a)

A Trustee may resign at any time by giving 30 days prior notice of such resignation to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove a Trustee by so notifying such Trustee and the Company in writing. The Company shall remove a Trustee if:

(1)	such Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to such Trustee under any Bankruptcy Law;

(2)	a receiver or public officer takes charge of such Trustee or its property; or

(3)	such Trustee otherwise becomes incapable of acting.

(b)

If a Trustee resigns or has been removed by the Holders, Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee. Otherwise, if a Trustee resigns or is removed, or if a vacancy exists in the office of Trustees for any reason, the Company shall promptly appoint a successor Trustee. Within one year after a successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove such successor Trustee to replace it with another successor Trustee appointed by the Company.

(c)

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and such successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. A successor Trustee shall send a notice of its succession to Holders, and include in the notice its name and address of its Corporate Trust Office. The retiring Trustee shall promptly transfer all property held by it as retiring Trustee to such successor Trustee, subject to the Lien provided for in Section 7.08.

(d)

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(e)	Notwithstanding the replacement of a retiring Trustee pursuant to this Section 7.10, the Company’s obligations under Section 7.08 shall continue for the benefit of the retiring Trustee.

7.11	Successor Trustee by Merger.

(a)

If any of the Trustees consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation or banking association is otherwise eligible under this Indenture, be a successor Trustee.

(b)

In case at the time such successor or successors by merger, conversion or consolidation to such Canadian Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to such Canadian Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Canadian Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Canadian Trustee; and in all such cases such certificates shall have the full force which the Notes provide or this Indenture provides that the certificate of the Canadian Trustee shall have.

7.12	Collateral Documents.

By their acceptance of the Notes, the Holders hereby authorize and direct the Canadian Trustee and Collateral Agent, as the case may be, to execute and deliver the Collateral Documents in which the Canadian Trustee or the Collateral Agent, as applicable, are named as a party, including the Collateral Documents executed after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Canadian Trustee and the Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, the Collateral Documents, the Canadian Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to them under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

7.13	Eligibility; Disqualification.

There will at all times be a U.S. Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by U.S. federal or state authorities and that has a combined capital and surplus, together with its immediate parent, of at least US$50,000,000 as set forth in its most recent published annual report of condition. This Indenture will always have a U.S. Trustee that satisfies the requirements of TIA Sections 310(a)(1), (2) and (5). The U.S. Trustee is subject to TIA Section 310(b).

For so long as required by applicable Canadian law, there shall be a Canadian Trustee under this Indenture. The Canadian Trustee represents and warrants to the Corporation that it is a trust company organized under the laws of Canada or a province thereof and is authorized under such laws and the laws of each province of Canada to carry on trust business therein. If at any time the Canadian Trustee shall cease to be eligible in accordance with this Section 7.12, any trustee which is a successor to or is appointed as a replacement of the Canadian Trustee shall meet the qualifications set out in this Section 7.12. Notwithstanding any other provision hereof, requirements of the Trust Indenture Act specified herein shall be applicable to the Canadian Trustee only to the extent applicable by law.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

8.01	Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes and the Note Guarantees upon compliance with the conditions set forth below in this Article 8.

8.02	Legal Defeasance and Discharge.

(a)

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company, the Restricted Subsidiaries of the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (1) and (2) below, and shall be deemed to have satisfied all of its other obligations under the Notes and this Indenture, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Note Guarantees (and the Trustees, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)

the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(2)

the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustees, and the Company’s obligations in connection therewith; and

(4)	this Section 8.02.

(b)	Following the Company’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

(c)	Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

8.03	Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the other Obligors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.12, 4.03 (except for 4.03(c)), 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22 and 9.07 with respect to the outstanding Notes, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Note Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to this Indenture, the outstanding Notes, and the Note Guarantees, the Company, its Restricted Subsidiaries and the Guarantors, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere in this Indenture to any such covenant or by reason of any reference in any such covenant to any other provision in this Indenture or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Sections 8.04, 6.01(a)(4) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(5) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(6), 6.01(a)(7), 6.01(a)(8), 6.01(a)(9), 6.01(a)(10), 6.01(a)(11), 6.01(a)(12) and 6.01(a)(13), in each case, shall not constitute Events of Default.

8.04	Conditions to Legal or Covenant Defeasance.

(a)	The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1)

the Company must irrevocably deposit with the Canadian Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants without consideration of any reinvestment of interest, to pay the principal of, and premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)

in the case of Legal Defeasance, the Company has delivered to the Trustees an Opinion of Counsel reasonably acceptable to the Trustees confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, the Company has delivered to the Trustees an Opinion of Counsel reasonably acceptable to the Trustees confirming that, subject to customary assumptions and exclusions, the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

In the case of Legal Defeasance or Covenant Defeasance, the Company must deliver to the Trustees an Opinion of Counsel qualified to practice in Canada (such counsel acceptable to the Trustees, acting reasonably) or a ruling from the Canada Revenue Agency to the effect that holders of the outstanding Notes shall not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such Legal Defeasance or Covenant Defeasance, as applicable, and shall only be subject to Canadian federal, provincial or territorial income tax and other taxes on the same amounts, in the same manner and at the same times as would have been the case as if such Legal Defeasance or Covenant Defeasance, as applicable, had not occurred;

(5)

such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any other Obligor is a party or by which the Company or any other Obligor is bound;

(6)

no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(7)

the Company has delivered to the Trustees an Opinion of Counsel to the effect that, after the expiry of three months from the date of deposit and assuming that no initial bankruptcy event has taken place in respect of the Company or any Guarantor between the date of deposit and the expiry of such three month period and assuming that no Holder was a non-arms length party with respect to the Company or any Guarantor under applicable Bankruptcy Law, the deposit, does not constitute a preferential payment that will be recoverable by a trustee in bankruptcy in Canada pursuant to Section 95 of the Bankruptcy and Insolvency Act (Canada), R.S.C. 1985, c. B-3, as amended;

(8)

the Company has delivered to the Trustees an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

(9)

the Company has delivered to the Trustees an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

(10)

the Company has delivered irrevocable instructions to the Trustees to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officer’s Certificate referred to in clause (8) above).

8.05	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a)

Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Canadian Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Canadian Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Canadian Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b)

The Company shall pay and indemnify the Trustees against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c)

Anything in this Article 8 to the contrary notwithstanding, the Trustees shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by them as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustees (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

8.06	Repayment to the Company.

Subject to any applicable abandoned property law, any money deposited with the Trustees or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustees or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

8.07	Reinstatement.

If the Trustees or Paying Agent are unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustees or Paying Agent are permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustees or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

9.01	Without Consent of Holders.

(a)	Notwithstanding Section 9.02, without the consent of any Holder, the Company, the Guarantors and the Trustees may amend or supplement the Indenture Documents to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for the assumption by a successor of the obligations of the Company or any Guarantor under this Indenture, the Notes or the Note Guarantees in accordance with Section 5.01;

(3)	provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes;

(4)	to comply with the rules of any applicable Depositary;

(5)

(i) add Guarantors with respect to the Notes; or (ii) release a Guarantor from its obligations under its Note Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;

(6)	provide for additional security for the Notes and the Note Guarantees;

(7)

add covenants of the Company or its Restricted Subsidiaries or Events of Default for the benefit of Holders or to make changes that would provide additional rights to the Holders, or to surrender any right or power conferred upon the Company or any Guarantor;

(8)	make any change that does not, in the Opinion of Counsel, materially adversely affect the legal rights under this Indenture of any Holder;

(9)

evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee or Trustees or a co-trustee required by applicable law; provided that a successor Trustee or Trustees or co-trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(10)

conform the text of the Indenture Documents to any provision of the “Description of Notes” section of the Circular to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees, as set forth in an Officer’s Certificate;

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(11)

make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes or, if Incurred in compliance with this Indenture, provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of any applicable securities laws and regulations and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(12)	comply with any requirements of the Trust Indenture Act or the requirements of the SEC in connection with maintaining the qualification of this Indenture under the Trust Indenture Act; or

(13)	(i) enter into additional or supplemental Collateral Documents or (ii) release Collateral or Guarantors in accordance with this Indenture and the Collateral Documents.

(b)

Upon the request of the Company, accompanied by a board resolution authorizing the execution of any such amendment or supplemental indenture, and upon receipt by the Trustees of the documents described in Section 13.04, the Trustees shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustees shall not be obligated to enter into such amended or supplemental indenture that affects their own rights, duties or immunities under this Indenture or otherwise.

(c)

After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Company shall send to the Holders of Notes affected thereby a written notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(d)	Every amendment or supplement to this Indenture or the Notes under this Section 9.01 will be set forth in an amended or supplemental indenture that complies with Applicable Legislation.

(e)	Notwithstanding Section 9.02, without the consent of any Holder, the parties hereto may execute and deliver the Assignment and Assumption Agreement.

9.02	With Consent of Holders.

(a)

Except as provided in Section 9.01 or below in this Section 9.02, the Company, the Guarantors and the Trustees may amend or supplement the Indenture Documents with the consent of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer for, Notes), and, subject to Section 6.04 and Section 6.07, any past or existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with the purchase of, or tender offer for, Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b)

Upon the request of the Company, and upon the filing with the Trustees of evidence satisfactory to the Trustees of the consent of the Holders as aforesaid, and upon receipt by the Trustees of the documents described in Section 7.02 and Section 13.04, the Trustees shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustees’ own rights, duties or immunities under this Indenture or otherwise, in which case the Trustees may in their discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

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(c)

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance thereof.

(d)

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(e)	Without the consent of each affected Holder, no amendment, supplement or waiver under this Section 9.02 may:

(1)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the stated rate of interest or extend the stated time for payment of interest on any Note;

(3)	reduce the principal of or extend the Stated Maturity of any Note;

(4)

waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5)

reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described in Section 3.08, Section 3.11, Section 3.12, Section 4.10 and Section 4.16 whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definition of “Change of Control” or changes to any notice provisions, which may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding);

(6)	make any Note payable in money other than that stated in the Note;

(7)

impair the right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8)	make any change in the amendment or waiver provisions which require each Holder’s consent; or

(9)	modify the Note Guarantees in any manner materially adverse to the Holders.

(f)

A consent to any amendment, supplement or waiver of this Indenture, the Notes or any Note Guarantee by any Holder given in connection with a tender of such Holder’s Notes shall not be rendered invalid by such tender.

(g)	Every amendment or supplement to this Indenture or the Notes under this Section 9.02 will be set forth in an amended or supplemental indenture that complies with Applicable Legislation.

9.03	Applicable Legislation.

(a)

In this Article 9, the term “Applicable Legislation” means the provisions, if any, of any statute of Canada or a province thereof, and of regulations under any such statute, relating to trust indentures and to the rights, duties, and obligations of trustees under trust indentures and of Persons issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture.

(b)	If and to the extent that any provision of this Indenture limits, qualifies, or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

(c)

The Company, the Trustees, and each Holder shall at all times, in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Applicable Legislation, as applicable.

9.04	Revocation and Effect of Consents.

(a)

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustees receive written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)	The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

9.05	Notation on or Exchange of Notes.

(a)

The Canadian Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Canadian Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Canadian Trustee to authenticate such new Note.

(b)	Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

9.06	Trustees to Sign Amendments, etc.

The Trustees shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustees. In executing any amendment, supplement or waiver, the Trustees shall receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 13.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and complies with the provisions hereof.

9.07	Payment for Consent.

Neither the Company nor any of the other Obligors will permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

9.08	Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the Trust Indenture Act.

ARTICLE 10
COLLATERAL

10.01	Grant of Security Interests; Collateral Trust Agreement.

(a)	The Company and the Guarantors:

(1)

shall grant a security interest in the Collateral as set forth in the Collateral Documents to the Collateral Agent for the benefit of the Holders, the Trustees and the Collateral Agent to secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Note Guarantees when and as the same shall be due and payable, whether at Stated Maturity thereof, on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders, the Collateral Agent and the Trustees under this Indenture, the Collateral Documents, the Note Guarantees and the Notes, subject to the terms of the Collateral Trust Agreement and any other Permitted Liens;

(2)

hereby covenant (A) to perform and observe their obligations under the Collateral Documents and (B) take any and all commercially reasonable actions (including without limitation the covenants set forth in the Collateral Documents and in this Article 10) required to cause the Collateral Documents to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Collateral Documents and the Note Guarantees, valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens (other than Permitted Liens), in each case, except as expressly permitted herein or therein (including, without limitation, in the Collateral Trust Agreement); and

(3)

shall do or cause to be done, at their sole cost and expense, all such actions and things as may be necessary, or as may be required by the provisions of the Collateral Documents, to confirm to the Collateral Agent the security interests in the Collateral contemplated hereby and by the Collateral Documents, as from time to time constituted, so as to render the Collateral available for the security and benefit of this Indenture and of the Notes and Note Guarantees secured hereby, according to the intent and purpose herein and therein expressed.

(b)	Each Holder, by its acceptance of a Note:

(1)	appoints the Collateral Agent to act as its agent (and by its signature below, the Collateral Agent accepts such appointment); and

(2)

consents and agrees to the terms of each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

(c)

Subject to the terms of this Indenture and the Collateral Documents, the Trustees will determine the circumstances and manner in which the Collateral will be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Collateral Documents and whether to foreclose on the Collateral following a Default or Event of Default.

10.02	Filing, Recording and Opinions.

(a)

The Company shall, and shall cause each of the Guarantors to, at their sole cost and expense, take or cause to be taken all commercially reasonable action required to perfect (except as expressly provided in the Collateral Documents), maintain (with the priority required under the Collateral Documents), preserve and protect the security interests in the Collateral granted by the Collateral Documents, including (i) the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders, the Collateral Agent, and the Trustees under this Indenture and the Collateral Documents to all property comprising the Collateral pursuant to the terms of the Collateral Documents, and (ii) the delivery of the certificates, if any, evidencing the certificated securities pledged under the Collateral Documents, duly endorsed in blank or accompanied by undated stock powers or other instruments of transfer executed in blank. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Collateral Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant thereto. Neither the Company nor any Guarantor will be permitted to take any action, or omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Collateral Agent, the Trustees or the Holders except as expressly set forth herein or the Collateral Documents.

(b)

If property of a type constituting Collateral is acquired by the Company or any Guarantor that is not automatically subject to a Lien or perfected security interest under the Collateral Documents or there is a new Guarantor, then the Company or such Guarantor will, as soon as reasonably practicable after such property’s acquisition or such Subsidiary becoming a Guarantor and in any event within 10 Business Days, grant Liens on such property (or, in the case of a new Guarantor, all of its assets constituting the type that is Collateral) in favor of the Collateral Agent and deliver certain certificates (including in the case of real property title insurance) and any filings or other documentation in respect thereof as required by this Indenture or the Collateral Documents and take all necessary steps to perfect the security interest represented by such Liens.

(c)

The Company will comply with the provisions of TIA Sections 314(b) and Section 314(d). Any certificate or opinion required by TIA Section 314(d) may be made by an Officer except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert. Notwithstanding anything to the contrary herein, the Company and the Guarantors will not be required to comply with all or any portion of TIA Section 314(d) if they determine, in good faith based on advice of counsel (which may be internal counsel), that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or any portion of TIA Section 314(d) is inapplicable to the released Collateral. To the extent the Company is required to furnish to the U.S. Trustee an Opinion of Counsel pursuant to TIA Section 314(b)(2), the Company will furnish such opinion prior to each July 1, and an Opinion of Counsel or a reliance letter relating to the same pursuant to TIA Section 314(b)(1) shall be delivered contemporaneously with the execution of this Indenture.

(d)

If any Collateral is released in accordance with this Indenture or any Collateral Document at a time when the U.S. Trustee is not itself also the Collateral Agent and if the Company has delivered the certificates and documents required by the Collateral Documents and required to be delivered by Section 13.04 (if any), the U.S. Trustee will determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel (upon which the U.S. Trustee is entitled to rely) delivered pursuant to Section 13.04, if any, will, upon request, deliver a certificate to the Collateral Agent setting forth such determination.

10.03	Release of Collateral.

(a)

Subject to Section 10.02 and the terms of the Collateral Trust Agreement, the Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing Obligations under this Indenture under any one or more of the following circumstances:

(1)	upon satisfaction and discharge of this Indenture pursuant to Article 12;

(2)	upon a Legal Defeasance or Covenant Defeasance of the Notes pursuant to Article 8;

(3)

upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged; or

(4)	in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance Article 9.

(b)

Subject to the terms of the Collateral Trust Agreement, upon receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Company or any Guarantor, as the case may be, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents; provided that the Company or such Guarantor, as the case may be, shall execute and deliver an Officer’s Certificate and Opinion of Counsel to the Trustees and Collateral Agent certifying that the release of such Collateral is permitted under the terms of this Indenture and that all conditions precedent to such release have been satisfied.

(c)

The release of any Collateral from the terms of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents.

10.04	Form and Sufficiency of Release.

In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or any Guarantor to any Person other than the Company or a Guarantor, and the Company or any Guarantor requests in writing that the Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Documents, the Collateral Agent shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form prepared by the Company or such Guarantor) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release, including the delivery to the Collateral Agent of an Officer’s Certificate and Opinion of Counsel that all conditions thereto have been satisfied. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Documents.

10.05	Authorization of Actions to be Taken by the Collateral Agent Under the Collateral Documents.

Subject to the provisions of the applicable Collateral Documents, the Trustees and each Holder, by acceptance of any Notes agree that (a) the Collateral Agent shall execute and deliver, as applicable, the Collateral Documents, and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustees or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Note Guarantees and the Collateral Documents and (c) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Documents or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustees and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustees). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Collateral Trust Agreement.

10.06	Authorization of Receipt of Funds by the Trustees Under the Collateral Documents.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustees and the Holders distributed under the Collateral Documents and to the extent not prohibited under the Collateral Trust Agreement, for turnover to the Trustees to make further distributions of such funds to itself, the Trustees and the Holders in accordance with the provisions of this Indenture.

10.07	Replacement of Collateral Agent.

A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent shall be effected pursuant to the terms of the Collateral Trust Agreement.

10.08	Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt.

(a)	The Holders, the Trustees and the Collateral Agent agree that, notwithstanding:

(1)	anything to the contrary contained in the Collateral Documents;

(2)	the time of incurrence of any Series of Parity Lien Debt;

(3)	the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

(4)	the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5)	the time of taking possession or control over any Collateral;

(6)	that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7)

the rules for determining priority under any law governing relative priorities of Liens, (i) all Liens at any time granted to secure any of the Parity Lien Debt will secure, equally and rateably, all present and future Parity Lien Obligations; and (ii) all proceeds from enforcement of all Liens at any time granted to secure any of the Parity Lien Debt and other Parity Lien Obligations will be allocated and distributed equally and rateably on account of the Parity Lien Debt and other Parity Lien Obligations; provided that in the absence of an Event of Default, the Company shall be entitled to utilize cash and cash proceeds of Collateral in the ordinary course of its business or as may be required by its financing agreements and as otherwise permitted by this Indenture and the Secured Debt Documents.

(b)

Each present and future holder of Parity Lien Obligations, each present and future Parity Debt Representative and the Collateral Agent as holder of Parity Liens are intended to be third party beneficiaries of Section 10.08(a). The Parity Debt Representative of each future Series of Parity Lien Debt will be required to deliver a Parity Debt Sharing Confirmation to the Collateral Agent and the Trustees at the time of incurrence of such Series of Parity Lien Debt.

10.09	Ranking of Note Liens.

(a)	The Holders, the Trustees and the Collateral Agent agree that, notwithstanding:

(1)	anything to the contrary contained in the Collateral Documents;

(2)	the time of incurrence of any Series of Secured Debt;

(3)	the order or method of attachment or perfection of any Liens securing any Series of Secured Debt;

(4)	the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5)	the time of taking possession or control over any Collateral;

(6)	that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7)	the rules for determining priority under any law governing relative priorities of Liens,

all Liens at any time granted to secure any of the Parity Lien Obligations will be subject and subordinate to all Priority Liens securing Priority Lien Obligations.

(b)

Section 10.09(a) is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Debt Representative and the Collateral Agent as holder of Priority Liens. No other Person will be entitled to rely on, have the benefit of or enforce this provision. The Parity Debt Representative of each future Series of Parity Lien Debt will be required to deliver a Parity Debt Sharing Confirmation to the Collateral Agent and each Priority Debt Representative at the time of incurrence of such Series of Parity Lien Debt.

(c)

Section 10.09(a) is intended solely to set forth the relative ranking, as Liens, of the Parity Liens as against the Priority Liens. Neither the Notes nor any other Parity Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced.

10.10	Relative Rights.

(a)	The Holders, the Trustees and the Collateral Agent agree that nothing in the Indenture Documents will:

(1)

impair, as between the Company and the Holders, the obligation of the Company to pay principal of, premium and interest, if any, on the Notes in accordance with their terms or any other obligation of the Company or any other Obligor under the Indenture Documents;

(2)	affect the relative rights of Holders as against any other creditors of the Company or any other Obligor under the Indenture Documents (other than holders of Priority Liens or other Parity Liens);

(3)

restrict the right of any Holder to sue for payments of principal, premium, if any, or interest that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the Collateral Trust Agreement);

(4)

restrict or prevent any Holder or other Parity Lien Obligations, the Trustees, the Collateral Agent or other Person on their behalf from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the Collateral Trust Agreement; and

(5)

restrict or prevent any Holder or other Parity Lien Obligations, the Trustees, the Collateral Agent or any other Person on their behalf from taking any lawful action in a bankruptcy, insolvency, liquidation or similar proceeding not specifically restricted or prohibited by the Collateral Trust Agreement.

10.11	Further Assurances.

(a)

Neither the Company nor any Guarantor will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted or required to by this Indenture or the Collateral Documents.

(b)

The Company shall, and shall cause any Guarantor to, at their sole cost and expense, (i) execute and deliver all such agreements and instruments and take all further action as the Collateral Agent or the Trustees may reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Documents; and (ii) file any such notice filings or other agreements or instruments as may be reasonably necessary under applicable law to perfect the Liens created by the Collateral Documents.

ARTICLE 11
GUARANTEES

11.01	Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer under applicable law. To effectuate the foregoing intention, the Trustees, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under applicable law and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with IFRS.

11.02	Execution and Delivery,

(a)	Each Guarantor hereby agrees that its applicable Note Guarantee shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

(b)	Each Guarantor hereby agrees that its Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(c)	If an officer of a Guarantor whose signature is on the Note Guarantee no longer holds that office at the time the Canadian Trustee authenticates any Note, the Note Guarantees shall be valid nevertheless.

(d)	If required by Section 4.17, the Company shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.17 and this Article 11, to the extent applicable.

11.03	Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of the Note Guarantees; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

11.04	Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the Guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

11.05	Release of Note Guarantees.

(a)

A Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the Trustees shall be required for the release of such Guarantor’s Note Guarantee, upon:

(i)

the Company’s exercise of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 or the Company’s obligations under this Indenture being discharged in accordance with the terms of this Indenture; and

(ii)

such Guarantor delivering to the Trustees an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction and/or release have been complied with.

(b)

At the written request of the Company, the Trustees shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Note Guarantee.

ARTICLE 12
SATISFACTION AND DISCHARGE

12.01	Satisfaction and Discharge.

(a)	This Indenture shall be discharged and will cease to be of further effect as to all Notes when either:

(1)

all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for which payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Canadian Trustee for cancellation; or

(2)	(A)

all Notes not theretofore delivered to the Canadian Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustees for the giving of notice of redemption by the Canadian Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the [Canadian Trustee], as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Canadian Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(B)

no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or an Event of Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(C)	the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(D)	the Company has delivered irrevocable instructions to the Canadian Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

(b)

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) to the Trustees. Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Canadian Trustee pursuant to subclause (A) of clause (2) of Section 12.01(a), the provisions of Section 12.02 and Section 8.06 shall survive.

12.02	Application of Trust Money.

(a)

Subject to the provisions of Section 8.06, all money deposited with the Trustees pursuant to Section 12.01 shall be held in trust and applied by them, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustees may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustees, but such money need not be segregated from other funds except to the extent required by law.

(b)

If the Trustees or Paying Agent are unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Company has made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustees or Paying Agent, as the case may be.

ARTICLE 13
MISCELLANEOUS

13.01	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control, provided that the provisions under TIA Sections 314(b) and 314(d) shall only apply following qualification of this Indenture pursuant to the Trust Indenture Act.

13.02	Notices.

(a)

Any notice or communication to the Company, any Guarantor, the Canadian Trustee or the U.S. Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:

if to the Company or any Guarantor:

Banro Corporation
1 First Canadian Place
100 King Street West, Suite 7070
Toronto, Ontario, Canada
M5X 1E3
Fax: 416 366-7722
Attention: Chief Financial Officer

with a copy to:

Norton Rose Fulbright Canada LLP
Royal Bank Plaza, South Tower, Suite 3800
200 Bay Street
Toronto, Ontario, Canada
M5J 2Z4
Telecopier No.:416- 216-3930
Attention: Mike Moher

if to the Canadian Trustee or the Collateral Agent:

TSX Trust Company
200 University Avenue, Suite 300
Toronto, Ontario, Canada
M5H 4H1
Fax: 416.361.0470
Attention: Vice President Trust Services

if to the U.S. Trustee:

The Bank of New York Mellon
101 Barclay Street, Floor 7E
New York, New York 10286
Fax: (212) 815-5366
Attention: Manager, Global America

The Company, any Guarantor, the Canadian Trustee or the U.S. Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b)

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given, whether personally delivered, sent by facsimile or electronic transmission (in PDF format), or mailed by first-class mail to the address above in Section 13.02(a), shall be deemed duly given, regardless of whether the addressee receives such notice or communication; provided that any notice or communication delivered to the Trustees shall be deemed effective upon actual receipt thereof.

(c)

Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustees agree to accept and shall be deemed to be sufficiently given if so sent within the time prescribed. Any written notice or communication that is so delivered will be deemed duly given, regardless of whether the Holder receives such notice. Any notice or communication will also be sent by first class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to any Person described in TIA Section 313(c), to the extent required by the Trust Indenture Act. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustees, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)

Notwithstanding any other provision in this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f)

The Trustees agree to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission (in PDF format); provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustees in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. In the absence of bad faith or willful misconduct, the Trustees shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustees’ reasonable reliance upon and compliance with such notice, instructions or directions.

(g)	If the Company sends a notice or communication to Holders, it shall mail a copy to each of the Trustees and each Agent at the same time.

13.03	Communication by Holders with Other Holders.

Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes. The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustees shall comply with the requirements of TIA Section 312(b). Neither the Company nor the Trustees will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

13.04	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustees to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustees:

(1)

an Officer’s Certificate in form and substance reasonably satisfactory to the Trustees (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)

an Opinion of Counsel in form and substance reasonably satisfactory to the Trustees (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with.

13.05	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:

(1)	a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)

a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(4)	a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

13.06	Rules by Trustees and Agents.

The Trustees may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

13.07	No Personal Liability of Directors, Officers, Employees, Members, Partners and Shareholders.

No past, present or future director, officer, employee, incorporator, member, partner or shareholder of the Company or any Guarantor shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees, this Indenture or the other Indenture Documents or for any claim based on, in respect of, or by reason of such obligations or their creation.

Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

13.08	Governing Law.

THIS INDENTURE, THE NOTES, ANY NOTE GUARANTEE AND THE COLLATERAL DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN PROVIDED THAT THE IMMUNITIES, PROTECTIONS, INDEMNITIES AND STANDARDS OF CARE OF THE U.S. TRUSTEE IN CONNECTION WITH ITS ADMINISTRATION OF THIS INDENTURE AND WITH THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

13.09	Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.10	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

13.11	Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustees in this Indenture shall bind their successors and assigns. All agreements of each Guarantor in this Indenture shall bind its successors.

13.12	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.13	Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or.pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or.pdf shall be deemed to be their original signatures for all purposes.

13.14	Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

13.15	Collateral Trust Agreement Governs.

Reference is made to the Collateral Trust Agreement. Each Holder, by its acceptance of a Note, (a) consents to the payment priority provided for in the Collateral Trust Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Collateral Trust Agreement and (c) authorizes and instructs the Collateral Agent to enter into the Collateral Trust Agreement as Collateral Agent and on behalf of such Holder.

13.16	Payments Due on Non-Business Days.

In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes; provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

13.17	Waiver of Immunity.

To the extent that each of the Company and the Guarantors, or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to each of the Company and the Guarantors, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Canadian court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of each of the Company and the Guarantors or any other matter under or arising out of or in connection with this Indenture, each of the Company and the Guarantors hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by applicable law, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

[Signatures on following page]

BANRO CORPORATION

By:
	Name:	David Langille
	Title:	Chief Financial Officer

[Signature Page to Banro Indenture]

BANRO CONGO MINING S.A., as Guarantor

By:
	Name:	Daniel Bansah
	Title:	Director

KAMITUGA MINING S.A., as Guarantor

By:
	Name:	Daniel Bansah
	Title:	Director

LUGUSHWA MINING S.A., as Guarantor

By:
	Name:	Daniel Bansah
	Title:	Director

NAMOYA MINING S.A., as Guarantor

By:
	Name:	Daniel Bansah
	Title:	Director

TWANGIZA MINING S.A., as Guarantor

By:
	Name:	Daniel Bansah
	Title:	Director

[Signature Page to Banro Indenture]

BANRO GROUP (BARBADOS) LIMITED, as
Obligor

By:
Name:
Title:
Witness:
Name:
Address:
Occupation

BANRO CONGO (BARBADOS) LIMITED, as
Guarantor

By:
Name:
Title:
Witness:
Name:
Address:
Occupation

KAMITUGA (BARBADOS) LIMITED, as
Guarantor

By:
Name:
Title:
Witness:
Name:
Address:
Occupation

LUGUSHWA (BARBADOS) LIMITED, as Guarantor

By:
Name:
Title:
Witness:
Name:
Address:
Occupation

[Signature Page to Banro Indenture]

NAMOYA (BARBADOS) LIMITED, as Guarantor

By:
Name:
Title:
Witness:
Name:
Address:
Occupation

TWANGIZA (BARBADOS) LIMITED, as Guarantor

By:
Name:
Title:
Witness:
Name:
Address:
Occupation

[Signature Page to Banro Indenture]

TSX TRUST COMPANY, as Canadian Trustee

By:	Name:
Title:

By:
Name:
Title:

TSX TRUST COMPANY, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Banro Indenture]

THE BANK OF NEW YORK MELLON, as U.S. Trustee

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Banro Indenture]

APPENDIX A

PROVISIONS RELATING TO NOTES

1.1	Definitions.

(a)	Capitalized Terms. Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note.

(b)	Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(b)
“Definitive Notes Legend”	2.3(d)
“Global Note”	2.1(a)
“Global Notes Legend”	2.3(d)
“OID Legend”	2.3(d)

2.1	Form and Dating

(a)

Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form, numbered R-1 upward (collectively, the “Global Notes”), without interest coupons and bearing the Global Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Canadian Trustee as Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Canadian Trustee as provided in the Indenture. Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Canadian Trustee as Custodian, in accordance with instructions given by the Holder thereof as required by Section 2.06 of the Indenture and Section 2.3(c) of this Appendix A.

(b)	Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Canadian Trustee shall, in accordance with this Section 2.1(b) and Section 2.2 of this Appendix A, and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Canadian Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Canadian Trustee as Custodian; beneficial interests in such Global Notes may be reflected on, and transfer of such interests may be made through, the Depositary’s non-certificated inventory in accordance with the Applicable Procedure.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Canadian Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustees and any agent of the Company or the Trustees as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustees or any agent of the Company or the Trustees from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c)

Definitive Notes. Except as provided in Section 2.4 of this Appendix A, or otherwise as provided by law, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2	Authentication.

The Canadian Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (a)Notes for original issue on the Issue Date in an aggregate principal amount of $197,500,000 and (b) Notes otherwise permitted to be authenticated pursuant to the terms of the Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Definitive Notes or Global Notes.

2.3	Transfer and Exchange.

(a)	Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i)	to register the transfer of such Definitive Notes; or

(ii)	to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)

shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(b)

Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustees of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with written instructions directing the Canadian Trustee as Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Canadian Trustee as Custodian shall cancel such Definitive Note and cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding, the Company may issue and the Canadian Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

(c)	Transfer and Exchange of Global Notes.

(i)

The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note, and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note, and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)

If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)

Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4 of this Appendix A), a Global Note may not be transferred except as a whole and not in part by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)	Legends.

(i)	Except as permitted by this Section 2.3(d) of this Appendix A:

Each Definitive Note shall bear the following legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”), TO BANRO CORPORATION (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO CDS, TO NOMINEES OF CDS OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note will bear a legend in substantially the following form (“OID Legend”):

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT AND THE ISSUE DATE OF THIS NOTE IS [ • ], 2017. IN ADDITION, THIS NOTE IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. REQUESTS FOR INFORMATION RELATED TO THIS NOTE, INCLUDING THE ISSUE PRICE, THE COMPARABLE YIELD, AND THE PROJECTED PAYMENT SCHEDULE MAY BE DIRECTED TO THE CHIEF FINANCIAL OFFICER BY FACSIMILE AT +1(416) 366-7722.

(e)

Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Canadian Trustee for cancellation or retained and canceled by the Canadian Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Canadian Trustee as Custodian with respect to such Global Note, by the Trustees or the Custodian, to reflect such reduction.

(f)	Obligations with Respect to Transfers and Exchanges of Notes.

(i)	To permit registrations of transfers and exchanges, the Company shall execute and the Canadian Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)

No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than upon the issuance of any replacement Note pursuant to Section 2.07 of the Indenture, in which case the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including the reasonable fees and expenses of counsel and the Trustees), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.11, 4.10, 4.16 and 9.05).

(iii)

Prior to the due presentation for registration of transfer of any Note, the Company, the Trustees, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustees, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)

All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(g)	No Obligation of the Trustees.

(i)

The Trustees shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustees may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)

The Trustees shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4	Definitive Notes.

(a)

A Global Note deposited with the Depositary or with the Canadian Trustee as Custodian pursuant to Section 2.1 of this Appendix A may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or (iii) the Company, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustees in writing that it elects to cause the issuance of Definitive Notes under the Indenture. In addition, any Affiliate of the Company or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note, by providing a written request to the Company and the Trustees and such Opinions of Counsel, certificates or other information as may be required by the Indenture or the Company or Trustees.

(b)

Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Canadian Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Canadian Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1.00 and integral multiples of $1.00 in excess thereof and registered in such names as the Depositary shall direct.

(c)

The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d)

In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii) of this Appendix A, the Company shall promptly make available to the Canadian Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [           ]

ISIN [           ]1

[GLOBAL] NOTE

10% Secured Notes due 2021

No. [R-__]	[Up to][2] [$______________]

BANRO CORPORATION

promises to pay to [CDS & CO.]3 [ _________ ] or registered assigns the principal sum [$_________( _________Dollars), as revised by the Schedule of Exchanges of Interests in the Global Note attached hereto]4 [of $____________(____________Dollars)]5 on March 1, 2021.

Interest Payment Dates: March 1, June 1, September 1 and December 1, commencing June 1, 2017

Record Dates: February 15, May 15, August 15 and November 15

____________________

[1]	CUSIP: 066800AE3 ISIN: CA066800AE33

[2]	Include in Global Notes

[3]	Include in Global Notes

[4]	Include in Global Notes

[5]	Include in Definitive Notes

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

BANRO CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

TSX TRUST COMPANY, as Canadian Trustee

By:
Authorized Signatory

Dated: [___________________] [__], [__]

[Reverse Side of Note]

10% Secured Notes due 2021

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.           INTEREST. Banro Corporation, a Canadian corporation (the “Banro” or “Company”), promises to pay interest on the principal amount of this Note at 10% per annum from and including the Issue Date, until but excluding Stated Maturity; provided however, if the trailing four quarter Consolidated EBITDA of Banro for the four quarters calculated using the most recently published information reported in the financial statements of Banro published at least 30 days prior to the Record Date for the applicable interest payment (i) is greater than $90 million but not greater than $100 million, interest will accrue at the rate of 11% per annum for the quarterly interest period with respect to such Record Date; and (ii) is greater than $100 million, interest will accrue at the rate of 12% per annum for the quarterly interest period with respect to such Record Date. Banro shall notify the Canadian Trustee 30 days prior to the applicable Record Date whether the interest rate will be 10%, 11% or 12% for the applicable quarterly interest period in accordance with the above. The Company shall pay interest quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date; provided that the first Interest Payment Date shall be June 1, 2017. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) at a rate of an additional 2% per annum in addition to the applicable interest rate on the Notes at the time of such default to the extent lawful. Interest shall be computed on the basis of a 30/360-day year.

2.            METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the February 15, May 15, August 15 and November 15 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.            PAYING AGENT AND REGISTRAR. Initially, TSX Trust Company, the Canadian Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

4.            INDENTURE. The Company issued the Notes under an Indenture, dated as of [ • ], 2017 (the “Indenture”), among Banro Corporation, the Guarantors named therein and the Trustees. This Note is one of a duly authorized issue of notes of the Company designated as its 10% Secured Notes due 2021. The Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture (which for greater certainty includes the right of exchange of the Notes provided in Appendix A to the Indenture, which is an express term of this Note). The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.            REDEMPTION AND REPURCHASE. The Notes are subject to mandatory redemption and optional redemption, and may be the subject of a special tax redemption, an Offer to Purchase or a special mandatory redemption for Asset Seizure, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1.00 and integral multiples of $1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustees may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7.            PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8.            AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9.            DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustees and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.            AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Canadian Trustee.

11.            GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN PROVIDED THAT THE IMMUNITIES, PROTECTIONS, INDEMNITIES AND STANDARDS OF CARE OF THE U.S. TRUSTEE IN CONNECTION WITH ITS ADMINISTRATION OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

12.            SECURITY. The Notes and the Notes Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Collateral Documents. The Canadian Trustee and the Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Trustees and the Holders, in each case pursuant to the Collateral Documents. Each Holder, by accepting this Note, consents and agrees to the terms of the Collateral Documents as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

13.            CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustees may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

Banro Corporation
1 First Canadian Place
100 King Street West, Suite 7070
Toronto, Ontario, Canada
M5X 1E3
Fax: 416 366-7722
Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to record the transfer of this Note on the books of the Company. The agent may substitute another to act for him.

Date: ________________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: ____________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustees).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.16 of the Indenture, check the appropriate box below:

[   ] Section 4.10           [   ]Section 4.16

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1.00, provided that the unpurchased portion must be in a minimum principal amount of $1.00)

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*: __________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustees).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $______________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

			Principal Amount of	Signature of
		Amount of increase	this Global Note	authorized signatory
	Amount of decrease	in Principal Amount	following such	of Canadian Trustee
Date of Exchange	in Principal Amount	of this Global Note	decrease or increase	or Custodian

*This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [________________] [____], 20[____], among _____________________(the “Guaranteeing Subsidiary”), a subsidiary of Banro Corporation, a Canadian corporation (the “Company”), and TSX Trust Company, a Canadian trust company, as Canadian trustee (the “Canadian Trustee”) and The Bank of New York Mellon, as U.S. trustee (the “U.S. Trustee”, and together with the Canadian Trustee, the “Trustees”).

W I T N E S S E T H

WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustees an indenture (the “Indenture”), dated as of [ • ], 2017, providing for the issuance of $197,500,000 aggregate principal amount of 10% Secured Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustees a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustees are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.           Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors.

3.            Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA AS APPLICABLE THEREIN PROVIDED THAT THE IMMUNITIES, PROTECTIONS, INDEMNITIES AND STANDARDS OF CARE OF THE U.S. TRUSTEE IN CONNECTION WITH ITS ADMINISTRATION OF THIS SUPPLEMENTAL INDENTURE AND WITH THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.            Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

B-1

6.            Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

B-2